UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Lear Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

21557 Telegraph Road

Southfield, Michigan 48033

April 5, 2021

Dear Stockholder:

On behalf of the Board of Directors of Lear Corporation, you are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2021 on May 20, 2021, at 9:00 a.m. (Eastern Time). You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.

In light of the COVID-19 (Coronavirus) pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account federal, state and local guidance, as well as guidance from the Centers for Disease Control and Prevention and the World Health Organization, our Annual Meeting will be held in virtual format only, via live webcast, with no physical, in-person meeting. The health and well-being of our employees and stockholders is our top priority. We have adopted this technology as a part of our effort to maintain a safe and healthy environment for our directors, employees and shareholders who wish to attend the Annual Meeting.

We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Lear Corporation from documents we have filed with the Securities and Exchange Commission (the “SEC”).

We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 6, 2021, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm, to provide an advisory vote to approve our executive compensation, and to transact any other business properly brought before the meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Gregory C. Smith	Raymond E. Scott
Non-Executive Chairman	President, Chief Executive Officer and Director

This proxy statement is dated April 5, 2021, and is first being made available to stockholders via the Internet on or about April 6, 2021.

21557 Telegraph Road

Southfield, Michigan 48033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 20, 2021, at 9:00 a.m. (Eastern Time) Online check-in will be available beginning at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process.

Place:

In light of COVID-19, this year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2021.

To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these Proxy Materials.

Record Date:	March 26, 2021

Items of Business:

1.  To elect the following ten nominees to the Board of Directors: Mei-Wei Cheng, Jonathan F. Foster, Bradley M. Halverson, Mary Lou Jepsen, Roger A. Krone, Patricia L. Lewis, Kathleen A. Ligocki, Conrad L. Mallett, Jr., Raymond E. Scott and Gregory C. Smith;

2.  To ratify the retention of Ernst & Young LLP as the Company’s registered public accounting firm for 2021;

3.  To approve, in a non-binding advisory vote, executive compensation; and

4.  To conduct any other business properly brought before the Annual Meeting or any postponement thereof.

Proxy Voting:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President, General Counsel and Corporate Secretary April 5, 2021

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about April 6, 2021, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 6, 2021.

2021 Proxy Statement	|	i

ii	|	LEAR CORPORATION

LEAR CORPORATION

2021 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2020 performance, please review our 2020 Annual Report on Form 10-K.

2021 Annual Meeting of Stockholders

•	Date and Time: May 20, 2021, 9:00 a.m. (Eastern Time). Online check-in will be available at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process.
•	Location: In light of COVID-19, this year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2021. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.
•	Record Date: March 26, 2021
•	Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.
•	Shares of Common Stock Outstanding (as of the record date): 60,129,685
•	Stock Symbol: LEA
•	Exchange: NYSE
•	Registrar & Transfer Agent: Computershare Trust Company, N.A.
•	Principal Executive Office: 21557 Telegraph Road, Southfield, Michigan 48033
•	Corporate Website: lear.com
•	Investor Relations Website: ir.lear.com

Items to be Voted on

Proposal	Our Board’s Recommendation

Election of Directors (page 5)	FOR

Ratification of Retention of Independent Registered Public Accounting Firm (page 73)	FOR

Advisory Vote to Approve Executive Compensation (page 74)	FOR

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE
VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT
COOPERATION IS GREATLY APPRECIATED.

2021 Proxy Statement	|	1

PROXY SUMMARY

Director Nominees

			Board Committees

Name	Director Since	Independent	Audit	Comp(1)	Nominating

Mei-Wei Cheng	2019	X	X	X

Jonathan F. Foster	2009	X	C		X

Bradley M. Halverson	2020	X	X

Mary Lou Jepsen	2016	X		X	X

Roger A. Krone	2020	X			X

Patricia L. Lewis	2020	X		X

Kathleen A. Ligocki	2012	X		X	C

Conrad L. Mallett, Jr.	2002	X	X		X

Raymond E. Scott	2018

Gregory C. Smith	2009	X	E	E	E

“C” = Chair of Committee “X” = Member of Committee “E” = Ex Officio Member	Director Term: One Year Board Meetings in 2020: 17 Standard Board Committee Meetings in 2020: Audit (9), Compensation (8), Nominating (8)

(1)

Thomas P. Capo, the current Chair of the Compensation Committee, is not standing for reelection to the Board. Following the Annual Meeting, the Board will appoint a new Chairperson from among the other Compensation Committee members, all of whom are independent.

2	|	LEAR CORPORATION

PROXY SUMMARY

Executive Compensation Highlights

WHAT WE DO:

✓   Pay Program Aligned with Business Strategy: Our incentive plan performance measures are well aligned with our business strategy, correlative to total stockholder return and generally consistent with those used by our peer companies.

✓   Robust Stock Ownership Guidelines: We have adopted management stock ownership guidelines that are applicable to all executive officers, including our named executive officers. The stock ownership guideline for our CEO is six times his annual base salary.

✓ Balanced Mix of Performance Measures: We use multiple financial performance measures and stock price-based awards (stock options and TSR) assessed over one and three-year periods.

✓   High Percentage of Performance-Based Pay: 100% of the annual incentive opportunity and the majority (60%) of the long-term incentive opportunity that we offered our named executive officers in 2020 are determined based on the achievement of specific performance measures. 90% of our CEO’s pay and on average 80% of our other NEOs’ 2020 target total direct compensation is at risk.

✓ Independent Compensation Consultant for Compensation Committee: Our Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant.

✓   Clawback of Incentive Compensation: Our clawback policy applies to all incentive-based cash and equity compensation granted to current and former executive officers. In the event that we are required to prepare an accounting restatement due to any such executive officer’s intentional misconduct, we will recover from him or her the amount, if any, of incentive compensation in excess of what would have been paid under the accounting restatement.

✓   Annual Market Practices and Compensation Risk Review: On an annual basis, we assess the key elements of our executive compensation programs as compared to market practices and emerging trends, and consider our business strategy and talent needs. We also complete annually a comprehensive risk assessment of our employee compensation policies and practices.

✓ Equity Retention Requirement: Until an executive satisfies the applicable stock ownership guidelines, he or she must hold 50% of the net shares acquired upon the vesting of equity awards.

✓   Holding Period for Career Shares: As part of our long-term incentive package, the CEO and certain executives traditionally receive awards of time-based Career Shares. The units underlying the Career Shares must be held until the earlier of age 62 or three years after retirement. In 2020, rather than receiving time-based Career Shares, the CEO and certain executives received Performance-Based Career Shares, which are 100% performance-based and consist of equally weighted performance goals of Total Liquidity, Backlog and Relative Total Shareholder Return (i.e., our TSR performance must be at the median or higher as compared to a group of auto suppliers and industrial companies over the performance period). The distribution terms are consistent with prior Career Share awards.

WHAT WE DON’T DO:

 ✘   No Single-Trigger Change in Control Vesting of Equity Awards: All equity awards are subject to “double-trigger” vesting upon a change in control, which protects our employees in the event of a change in control transaction and helps ensure an orderly transition of leadership.

✘ No Hedging or Pledging of Company Stock: We maintain a formal policy prohibiting our officers and directors from entering into hedging transactions involving Company stock and pledging Company stock as collateral for loans.

 ✘   No Single-Trigger Change in Control Severance Benefits: Our executives are not eligible to receive severance benefits solely upon the occurrence of a change in control. This is intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction.

✘ No Excise Tax Gross-Ups: None of the employment agreements with our executive officers contains an excise tax gross-up provision.

✘ No Repricing of Stock Options: We do not reprice our stock options or provide for cash buyouts of underwater options.

2021 Proxy Statement	|	3

PROXY SUMMARY

Environmental, Social and Governance Highlights for 2020

Responsible and sustainable environmental, social and governance (“ESG”) practices are integral to Lear’s strategy and operations. We are continuously working to embed ESG into our key processes such as enterprise risk management and product innovation. Our ESG efforts demonstrate how we live our core value of Getting Results the Right Way. Examples of key ESG-related actions during 2020 include the following:

Environmental	Social	Governance

•  Set carbon reduction goals to reduce carbon emissions by 50% and achieve 100% renewable energy for electricity use at our plants by 2030, as well as to reach net zero carbon emissions by 2050

•  Continued to develop and commercialize innovative products that support key sustainable and emerging industry trends, such as connectivity, electrification and shared mobility

•  Strengthened our efforts to drive Diversity, Equity and Inclusion (“DEI”) globally by expanding and enhancing our DEI leadership structure, executing a company-wide DEI educational campaign and investing in initiatives to support racial equality

•  Conducted more than 125,000 hours of DEI and Expect Respect anti-harassment training in 2019-2020

•  Authored and publicly shared a Safe Work Playbook to assist our global sites and other organizations to resume operations safely during the COVID-19 pandemic

•  Produced more 10 million protective masks for use by our employees and frontline health workers

•  Became a signatory of the United Nations Global Compact and formalized our Human Rights Policy

•  Reorganized our ESG function to drive integration of sustainability into all aspects of our business

•  Added three new directors, increasing the Board’s expertise and diversity

•  Conducted a corporate governance roadshow to highlight Lear’s enhanced ESG efforts to current and potential investors

•  Engaged a third party to assist in our efforts to map, assess and monitor ESG risks in our global supply chain

4	|	LEAR CORPORATION

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Thomas P. Capo, who has served as a member of our Board since 2009, will not be standing for re-election when his current term expires. The Board would like to thank Mr. Capo for his years of dedicated service to the Company. In connection with Mr. Capo’s retirement, the Board has resolved to decrease its size to ten members effective upon the expiration of the current term of the members of the Board.

Upon the recommendation of our Nominating Committee, the Board has nominated the ten individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2022 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Scott, if elected, would be an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Mei-Wei Cheng	Director
Jonathan F. Foster	Director
Bradley M. Halverson	Director
Mary Lou Jepsen	Director
Roger A. Krone	Director
Patricia L. Lewis	Director
Kathleen A. Ligocki	Director
Conrad L. Mallett, Jr.	Director
Raymond E. Scott	Director, President and Chief Executive Officer
Gregory C. Smith	Director

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2021 Proxy Statement	|	5

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director nominee, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director nominee listed below is nominated for election to the Board for a term expiring at the annual meeting of stockholders in 2022. See “Election of Directors (Proposal No. 1).”

Mei-Wei Cheng	Age: 71 Lear Committees:

•  Audit

•  Compensation

Biography

Mr. Cheng has been a director of the Company since January 2019. Additionally, Mr. Cheng is a member of the Board of Directors of NIU Technologies. Mr. Cheng also serves as the Non-Executive Chairman of both HCP Packaging and Interplex Holdings Pte. Ltd., both Baring Private Equity Asia portfolio companies, roles he has held since August 2018 and September 2019, respectively. Mr. Cheng has served as an Advisory Board member of (i) CareSyntax, a technology and services platform for hospitals, since May 2018 and (ii) Lumileds, a lighting company, since April 2018. Additionally, Mr. Cheng currently serves as a Senior Venture Partner of Fontinalis Capital Partners II, a position he has held since December 2014. He is also a member of the Cornell Engineering College Advisory Council, the Cornell China Advisory Board and the Dartmouth Tuck Asia Advisory Board. From July 2012 to October 2018, Mr. Cheng served as a member of the Audit and Finance Committee of the Board of Directors for Seagate Technology (Nasdaq: STX), a data storage company. From February 2015 to January 2017, Mr. Cheng served as the Chairman of the Board of Directors of Pactera Technology International Ltd., a portfolio company of Blackstone Group. Mr. Cheng also served as a member of the Audit Committee of the Board of Directors of Diebold Nixdorf, Inc. (NYSE: DBD) from 2009 to 2013. Mr. Cheng served as a Senior Advisor of Iconiq Motors, a new energy vehicle company, from September 2017 to September 2019. From July 2010 to April 2014, Mr. Cheng served as the Chief Executive Officer of Siemens Northeast Asia and as President and Chief Executive Officer of Siemens China. Prior to joining Siemens, Mr. Cheng served as the Chairman and Chief Executive Officer of Ford Motor (China) Ltd. and as Group Vice President of Ford Motor Company from 2009 to 2010. Before joining Ford, Mr. Cheng held various senior executive positions at General Electric Corporation and AT&T. Mr. Cheng earned a bachelor’s degree in industrial engineering and operations research from Cornell University, a master’s degree in business administration from Rutgers University and is a graduate of both Dartmouth’s Tuck Executive Program and Massachusetts Institute of Technology’s Program for Senior Executives.

Skills and Qualifications

•  Significant international senior management and leadership experience, with a particular focus on Asian markets, including at board chairman level

•  Public company directorship and committee experience

•  Extensive international, business development, technological and sales and marketing expertise

•  Senior management experience in international automotive operations

•  Extensive knowledge of the automotive industry

•  Independent of management

6	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Jonathan F. Foster	Age: 60 Lear Committees:

•  Audit (Chair)

•  Nominating

Biography

Mr. Foster has been a director of the Company since November 2009. Mr. Foster is Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President — Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is a director of publicly traded Masonite International Corporation, Berry Global and Five Point Holdings. He was previously a director of publicly traded Chemtura Corp., Sabine Oil & Gas and Smurfit-Stone Container Corporation. Mr. Foster is also a director of privately held automotive supplier Aludyne (f/k/a Chassix). He was previously a director of privately held automotive suppliers TI Automotive, Stackpole, Rimstock Holdings plc and Dayco Products. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School.

Skills and Qualifications

•  Senior management and leadership experience

•  Public company directorship and committee experience, including with global manufacturing companies

•  Experience in financial statement preparation and accounting, financial reporting, compliance and internal controls

•  Previous experience as a chief financial officer

•  Extensive transactional experience in mergers and acquisitions, debt financings and equity offerings

•  Extensive experience as an investment banker, private equity investor and director with industrial companies, including those in the automotive sector

•  Independent of management

2021 Proxy Statement	|	7

DIRECTORS AND CORPORATE GOVERNANCE

Bradley M. Halverson	Age: 60 Lear Committee:

•  Audit

Biography

Mr. Halverson has been a director of the Company since June 2020. Mr. Halverson served as the Group President and Chief Financial Officer of Caterpillar Inc. (NYSE: CAT), the world’s leading manufacturer of construction and mining equipment, diesel and gas engines, turbines, and locomotives, from 2013 to 2018. He joined Caterpillar in 1988, serving in various roles of increasing responsibility including leading the Caterpillar Financial business unit as well as the human resources, global supply chain and information services functions. Mr. Halverson currently serves on the board of Sysco Corporation (NYSE: SYY), where he is the Audit Committee Chairman. He also previously served as a director for the U.S. Chamber of Commerce. Mr. Halverson attended the University of Illinois, where he received a Bachelor of Science degree in Accounting and an Executive Masters of Business Administration. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Skills and Qualifications

•  Senior management and leadership experience, including in international operations

•  Previous experience as a chief financial officer of a large, publicly-traded global manufacturing company

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Public company directorship and committee experience, including at committee chairman and lead independent director levels

8	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Mary Lou Jepsen	Age: 56 Lear Committees

•  Compensation

•  Nominating

Biography

Dr. Jepsen was appointed a director of the Company in March 2016. Dr. Jepsen is the CEO, Founder and Chairman of the Board of Openwater, a start-up company focused on replacing the functionality of Magnetic Resonance Imaging (MRI) with a consumer electronic wearable using novel opto-electronics to achieve comparable resolution to a MRI. Previously, Dr. Jepsen was the Executive Director of Engineering at Facebook, Inc. and Head of Display Technologies at Oculus where she led advanced consumer electronics, opto-electronic and display design and manufacturing efforts. From 2012 to 2015, Dr. Jepsen had a similar role at Google, Inc. and Google X. She also co-founded One Laptop per Child and was the lead architect of the $100 laptop, millions of which were shipped to children in the developing world. Since February, 2021, Dr. Jepsen has served on the board of directors of Luminar Technologies, Inc. (NASDAQ: LAZR). She is the principal inventor on approximately 250 patents. She has broad advisory experience in Peru, China, Uruguay, Taiwan, Brazil and the United States, as well as at the United Nations. Dr. Jepsen holds a doctorate degree from Brown University in Optical Sciences, a master of science degree from Massachusetts Institute of Technology in Visual Studies and a bachelor’s of science degree in Electrical Engineering from Brown University.

Skills and Qualifications

•  One of the world’s foremost display innovators

•  Exceptional track record of leadership and innovation

•  Significant experience in working with Asia’s largest computer manufacturers

•  Experience and leadership in engineering with global technology companies

•  Globally recognized with dozens of prestigious awards, including TIME magazine’s “Time 100” as one of the 100 most influential people in the world, a CNN top 10 thinker and by the leading global professional societies in optics, display and electronics

•  Senior management experience

•  Independent of management

2021 Proxy Statement	|	9

DIRECTORS AND CORPORATE GOVERNANCE

Roger A. Krone	Age: 64 Lear Committee:

•  Nominating

Biography

Mr. Krone has been a director of the Company since November 2020. Mr. Krone has served as the Chief Executive Officer of Leidos Holdings, Inc. (NYSE: LDOS) since July 2014 and as the Chair of its Board since March 2015. Prior to that, Mr. Krone served as President of Network and Space Systems for The Boeing Company (NYSE: BA) from 2006 to 2014. Mr. Krone previously held various senior program management and finance positions at Boeing, McDonnell Douglas Corp. and General Dynamics Corporation (NYSE: GD). From February 2017 to April 2019, Mr. Krone served as a director of BorgWarner Incorporated (NYSE: BWA). Mr. Krone has a bachelor’s degree in Aerospace Engineering from the Georgia Institute of Technology, a master’s degree in Aerospace Engineering from the University of Texas at Arlington, and an MBA from the Harvard Graduate School of Business.

Skills and Qualifications

•  Senior management experience, including serving as a chief executive officer, at publicly-traded companies

•  Public company directorship and committee experience, including at the board chairman level

•  Valuable experience in global operational excellence within the engineering and aviation sectors

•  Significant leadership, business and corporate governance experience

•  Independent of management

10	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Patricia L. Lewis	Age: 59 Lear Committee:

•  Compensation

Biography

Ms. Lewis has been a director of the Company since November 2020. Ms. Lewis has served as Executive Vice President and Chief Human Resources Officer at UnitedHealth Group Incorporated (NYSE: UNH) since October 2019. Prior to that, Ms. Lewis served in various roles at Lockheed Martin Corporation (NYSE: LMT), including Senior Vice President and Chief Human Resources Officer from 2014 to October 2019; Vice President, Human Resources, Information Systems and Global Solutions from 2012 to 2014; and Vice President, Human Resources, Electronic Systems from 2011 to 2012. Ms. Lewis previously held various human resources positions at International Business Machines Corporation (NYSE: IBM) and E.I. du Pont de Nemours and Company (NYSE: DD). Ms. Lewis has a bachelor’s degree in Industrial Relations Management from the University of Bridgeport.

Skills and Qualifications

•  Senior management and leadership experience with multiple global companies

•  Over two decades experience in human capital management spanning multiple industries, including serving as a Chief Human Resources Officer

•  Independent of management

2021 Proxy Statement	|	11

DIRECTORS AND CORPORATE GOVERNANCE

Kathleen A. Ligocki	Age: 64 Lear Committees:

•  Compensation

•  Nominating (Chair)

Biography

Ms. Ligocki has been a director of the Company since September 2012. She currently serves on the boards of Carpenter Technology where she sits on the Compensation, Nominating/Governance, and Strategy Committees; PPG Industries Inc. (NYSE: PPG) where she sits on the Audit and Technology/Environment Committees, Qell Acquisition Corp. (NASDAQ: QELL) where she sits on the Audit Committee; Farmers Business Network where she serves on the Audit and Compensation Committees, and the Indiana University Foundation where she sits on the Legal/Governance and Audit Committees. From December 2015 to February 2019, Ms. Ligocki served as the Chief Executive Officer of Agility Fuel Solutions, based in Costa Mesa, California. Ms. Ligocki served as the Chief Executive Officer of Harvest Power, Inc., one of the leading organics management companies in North America from 2014 to 2015. From 2012 to 2014, she served as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers where she worked with the firm’s greentech ventures on strategic challenges, scaling operations and commercialization. Ms. Ligocki also has served as the Chief Executive Officer of two early-stage companies: Next Autoworks, an auto company with a unique low-cost business model, from 2010 to 2012, and GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate, from 2008 to 2009. From 2008 to 2010, Ms. Ligocki was a Principal in Pine Lake Partners, a consultancy focused on start-ups and turnarounds. From 2003 to 2007, Ms. Ligocki was the Chief Executive Officer of Tower Automotive, a global Fortune 1000 automotive supplier. Previously, Ms. Ligocki held executive positions at Ford Motor Company and at United Technologies Corporation where she led operations in North America, Europe, Africa, the Middle East and Russia. Ms. Ligocki began her career at General Motors Corporation working for 15 years at Delco Electronics Corporation. Ms. Ligocki formerly served as a director of Agility Fuel Solutions, Harvest Power, Inc., Ashland Inc., Next Autoworks, BlueOak Resources and Lehigh Technologies. Ms. Ligocki earned a bachelor’s degree with highest distinction in Liberal Studies from Indiana University Kokomo and holds an MBA from the Wharton School at the University of Pennsylvania. She also has been awarded honorary doctorate degrees from Central Michigan University and Indiana University Kokomo.

Skills and Qualifications

•  Senior management and leadership experience, including as chief executive officer, in the automotive industry

•  Public company directorship and committee experience, including in the automotive industry

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Senior management experience in international automotive operations

•  Understanding of a wide range of issues through experience with businesses ranging from start-ups to large, global manufacturing operations

•  Independent of management

12	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Conrad L. Mallett, Jr.	Age: 67 Lear Committees:

•  Audit

•  Nominating

Biography

Justice Mallett has been a director of the Company since August 2002. In June 2020, Justice Mallett was named Deputy Mayor of the City of Detroit. Justice Mallett was previously the Chief Administrative Officer of Detroit Medical Center from September 2019 to December 2020. Prior to that, he served as Chief Executive Officer of Detroit Medical Center’s Sinai-Grace Hospital from August 2017 to September 2019. Prior to that, he was Interim Chief Executive Officer of Detroit Medical Center’s Huron Valley Sinai Hospital from March 2017 to August 2017 and also Executive Vice President and Chief Administrative Officer of Detroit Medical Center from January 2012 to August 2017. Previously, he served as President and Chief Executive Officer of Detroit Medical Center’s Sinai Grace Hospital from August 2003 until December 2011. Prior to that, Justice Mallett served as the Chief Legal and Administrative Officer of the Detroit Medical Center beginning in March 2003. Previously, he served as President and General Counsel of La-Van Hawkins Food Group LLC from April 2002 to March 2003 and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett formerly served as a director of Kelly Services, Inc. He was recognized by Savoy Magazine as one of 2016 Most Influential Black Corporate Directors. Justice Mallett has a bachelor’s degree from the University of California, Los Angeles, a JD and a master of public administration degree from the University of Southern California and an MBA from Oakland University.

Skills and Qualifications

•  Senior management and leadership experience

•  Leadership experience gained as Chief Justice of the Michigan Supreme Court and through multiple executive-level roles with Detroit Medical Center

•  Public company directorship and committee experience

•  Extensive legal and governmental experience, including significant involvement in state, municipal and community governmental activities

•  Independent of management

2021 Proxy Statement	|	13

DIRECTORS AND CORPORATE GOVERNANCE

Raymond E. Scott	Age: 55 President and Chief Executive Officer

Biography

Mr. Scott was appointed as President and Chief Executive Officer of the Company on March 1, 2018. Previously, Mr. Scott also served as the Company’s Interim President, E-Systems from January 28, 2019 to September 3, 2019. Prior to that, he served as the Company’s Executive Vice President and President, Seating, a position he had held since November 2011, and prior to that, as the Company’s Senior Vice President and President, E-Systems, a position he had held since February 2008. Previously, he served in other positions at the Company, including Senior Vice President and President, North American Seat Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000. Mr. Scott earned a Bachelor of Science degree in economics from the University of Michigan. He also earned a master of business administration degree from Michigan State University’s Advanced Management Program.

Skills and Qualifications

•  Senior management and leadership experience with the Company, with extensive knowledge of the Company’s business, operations and global strategy

•  Track record of leadership, achievement, innovation and execution in the Company’s Seating and E-Systems businesses

•  More than 30 years of experience in the automotive industry

14	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Gregory C. Smith	Age: 69

Biography

Mr. Smith has served as the Company’s Non-Executive Chairman since May 2020 and been a director of the Company since November 2009. Mr. Smith, a retired Vice Chairman of Ford Motor Company, currently serves as Principal of Greg C. Smith LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President — Ford Motor Company, and President and Chief Operating Officer — Ford Motor Credit Company from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford’s Corporate Strategy and Staffs, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and, in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Currently, Mr. Smith serves as a director of publicly traded Penske Automotive Group (NYSE: PAG), where he serves as the chair of the Audit Committee and formerly served as a director of the Federal National Mortgage Association (Fannie Mae), Penske Corporation and Solutia Inc. Mr. Smith serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors (NACD). Mr. Smith is an NACD Board Leadership Fellow, NACD’s highest level of accreditation. Mr. Smith has a bachelor’s degree in Mechanical Engineering from Rose-Hulman Institute of Technology and an MBA from Eastern Michigan University.

Skills and Qualifications

•  Senior management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience

•  Served on audit committees of public and private companies

•  Experience actively overseeing finance departments and personnel

•  Extensive experience and knowledge of automotive industry

•  Experience and knowledge of automotive company operations and strategic issues, including engineering, manufacturing, marketing, human resources and finance

•  Independent of management

2021 Proxy Statement	|	15

DIRECTORS AND CORPORATE GOVERNANCE

Criteria for Selection of Directors

The following are the general criteria for the selection of our directors that the Nominating Committee utilizes in evaluating candidates for Board membership. The Nominating Committee considers, without limitation, a director nominee’s independence, skills and other attributes, experience, perspective, background and diversity (which we define broadly to include differences in viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations that may offer the Company exposure to contemporary business issues and is considered in the context of the Board as a whole). These qualifications may vary from year to year, depending on the needs of the Company at the time.

The Board believes that board diversity is important to serving the long-term interests of Lear and its stockholders. In the event the Nominating Committee determines to recruit candidates as potential nominees to join the Board, the candidate pool will include qualified female and racially and/or ethnically diverse candidates and any third-party recruitment utilized in connection with such search will be instructed to include such individuals in the list of candidates they provide the Nominating Committee.

The general criteria set forth below are not listed in any particular order of importance:

The above criteria should not be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of our Board.

Our Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of director skills, experience, perspective and

16	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

background required for the effective functioning of the Board, considering our strategy and the regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.

The Nominating Committee screens candidates and recommends director nominees who are approved by the Board. The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Additionally, the Board annually conducts an in-depth talent review to discuss leadership depth and succession. The

Nominating Committee also may retain a search firm (which may be paid a fee) to identify director candidates. Once a potential candidate has been identified, the Nominating Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above) and the composition and needs of the Board at the time. All director candidates are evaluated on the same basis. Candidates also are evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Board Composition

The following matrix provides certain information regarding the members of our Board, including certain types of knowledge, skills experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

Category	Profile / Skills	Mei-Wei Cheng	Jon Foster	Brad Halverson	Mary Lou Jepsen	Roger Krone	Patricia Lewis	Kathleen Ligocki	Conrad Mallett	Ray Scott	Greg Smith

	Woman				×		×	×
	African-American / Black						×		×
	Pan-Asian	×
	Non-U.S. Resident	×
	LGBTQ						×

	CEO / Large Business Head	×	×	×	×	×		×	×	×	×
	CFO / Treasurer / Fin. Serv. Exec.		×	×							×
	Auto Industry	×	×			×		×		×	×
	Technology	×			×	×	×	×		×	×
	Strategy	×	×	×	×	×		×	×	×	×
	Finance	×	×	×		×		×	×		×
	Commercial / Marketing	×			×			×	×	×	×
	Operations	×			×	×	×	×	×	×	×
	Human Capital Management	×		×	×	×	×	×	×	×	×
	Legal / Governmental	×	×			×			×
	Environmental, Social, Governance	×	×	×	×	×	×	×	×	×	×
	International	×	×	×	×	×	×	×		×	×

In the table above, an “X” represents deep subject matter expertise or significant experience gained directly or through active oversight of one responsible for the category.

2021 Proxy Statement	|	17

DIRECTORS AND CORPORATE GOVERNANCE

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any Lear stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.13 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 1.13 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary. See “Stockholder Proposals for 2022 Annual Meeting of Stockholders.”

A copy of our Bylaws, as amended, has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2009.

Independence of Directors

A majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made director independence determinations with respect to each of our current directors. Based on the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Capo, Cheng, Foster, Halverson, Dr. Jepsen, Mr. Krone, Ms. Lewis, Ms. Ligocki and Messrs. Mallett and Smith (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Scott is not independent. Mr. Scott is our President and Chief Executive Officer (the “CEO”).

Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify the key mitigating actions for certain risks, which then are discussed with senior management.

18	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately. The Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•  Carefully evaluates the reports received from management and makes inquiries of management on areas of particular interest to the Board

•  Reviews with management material strategic, operational, financial, compensation and compliance risks, including risks related to environmental, social and governance issues

•  Considers specific risk topics in connection with strategic planning and other matters

•  Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•  Responsible for ensuring that the Company has an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal controls

•  Discusses with management the Company’s process for assessing and managing risks, including the Company’s major risk exposures related to tax matters, financial instruments, litigation and information security (including cybersecurity) and the steps necessary to monitor and control such exposures

•  Central oversight of financial and compliance risks

•  Meets periodically with senior management, our vice president of internal audit, our chief compliance officer and our independent auditor, Ernst & Young LLP, and reports on its findings at each regularly scheduled meeting of the Board

•  Periodically assesses reports provided by management on risks addressed in the enterprise risk management process and other risks, and reports to the Board, as appropriate

Compensation Committee	• Oversees the review and evaluation of the risks associated with our compensation policies and practices (see also “Compensation and Risk”)

Nominating Committee

•  Oversees risks associated with our governance structure and processes

•  Reviews our organizational documents, Code of Business Conduct and Ethics, Corporate Governance Guidelines and other policies

•  Oversees sustainability issues, including as they pertain to environmental and corporate social responsibility matters

Environmental, Social and Governance

Every Day, Striving for Better – Environmental, Social and Governance at Lear

Consistent with Lear’s vision, Making Every Drive Better, we work to ensure that our passion for our business is also channeled into creating possibilities for a better world. This means that as part of our environmental, social and governance (“ESG”) initiatives, which we execute under the mantra of Every Day, Striving for Better, we are committed to safety in our workplaces, integrity in the conduct of our business, sustainability in our operations and products, and supporting our people in the global communities in which we live and work. Furthermore, we expect our more than 3,000 suppliers of goods and services to share our commitment to social responsibility and ethical conduct.

2021 Proxy Statement	|	19

DIRECTORS AND CORPORATE GOVERNANCE

Our ESG strategy is realized through robust human capital management emphasizing leadership development and employee engagement; innovative product development focused on key sustainability trends like electrification and connectivity; and policies, procedures and practices that ensure alignment with our core value to Get Results the Right Way. In addition, we value transparency of reporting and are working to align our sustainability disclosures to the standards of the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD). We coordinate our sustainability efforts with the United Nations’ Sustainable Development Goals. To learn more, see Lear’s Sustainability Report: https://www.lear.com/sustainability.

ESG Oversight

The Nominating and Corporate Governance Committee of our Board of Directors has responsibility for oversight of the Company’s ESG strategy, including as it pertains to environmental, human rights and other corporate social responsibility matters. To better integrate sustainability considerations throughout the enterprise, Lear also has added specific ESG responsibilities to senior management as shown in the chart below.

20	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Environmental Efforts

We are committed to sustainable products and operations. Our core value of innovation helps us not only to create and utilize environmentally friendly materials, but also to develop advanced technologies that facilitate sustainable, longer-term automotive industry megatrends like electrification and shared mobility. At the same time, our core capability of operational excellence drives us to focus continuously on improving energy efficiency and reducing our consumption of natural resources and creation of waste. More specifically:

We set aggressive climate change goals

•	50% reduction in carbon emissions at our manufacturing plants by 2030

•	100% renewable energy for electric power consumed at our manufacturing plants by 2030

•	An aspiration to be 100% carbon neutral by 2050

Our future-focused technologies enable electrification, enhance safety and use renewable materials

•	Our on-board battery chargers, battery management systems, high voltage wiring and connection systems are key components of hybrid and electric vehicles

•	Intelligent seating modules and proprietary technology monitor driver biometrics to facilitate enhanced safety capabilities while also proactively optimizing cabin comfort

•	SoyFoam™ is made from U.S.-sourced soybeans instead of petroleum, creates four times less emissions than conventional foam and requires 60% less conversion energy to produce

We are reducing emissions, saving energy, and conserving natural resources in our operations

•	100% of Lear’s eligible manufacturing facilities are currently ISO 14001 compliant and new facilities are required to obtain certification as soon as possible after opening

•	In 2020 we published a No Deforestation Policy reinforcing responsible sourcing and conservation of natural resources

Social Initiatives

We believe the best way to deliver the highest quality products and services is to maintain a work environment that prioritizes safety and fosters collaboration, inclusion, tolerance and respect. More specifically:

We create meaningful employment and development opportunities for our approximately 175,000 team members around the world

•	Our approximately 150,000 hourly employees receive competitive pay and benefits such as transportation, meals, medical leave, paid holidays and health care as well as transportation and meals in some circumstances

•	We provided over 3.7 million hours of employee training and development during the past two years

•	We published an updated Human Rights Policy in 2020 that is applicable both to our operations and supply chain partners

We are committed to an engaged workforce, through our Together We Win (TWW) initiative

•	Launched in 2017, TWW is a global employee engagement program focused on driving cultural change in our operations and built around Leadership, Work Environment, Employee Involvement and Team Empowerment
•	Our TWW playbook provides best practices and a roadmap for our plants to improve in those four areas

•	Over 200,000 employee surveys to measure engagement have been administered worldwide from 2017 – 2020

We strive for diversity, equity and inclusion (DEI) in all we do

•	In 2020, we committed to investing in initiatives that address racial inequality and discrimination through a combination of grants to external organizations and internal investments to educate and engage our employees

•	We launched Together We Belong, a new DEI educational campaign

•	We formed an Executive Diversity Counsel to develop a comprehensive diversity, equity and inclusion strategy, prioritize activities and drive accountability and results

•	We support employee-led, volunteer resource groups open to all employees with the goal to improve attraction, retention, inclusion and engagement of a diverse and global workforce

2021 Proxy Statement	|	21

DIRECTORS AND CORPORATE GOVERNANCE

•	We have spent approximately $4.6 billion with diverse suppliers in the past 10 years

•	Our teams completed more than 125,000 hours of DEI and Expect Respect training, which addresses harassment, nondiscrimination and zero-tolerance for retaliation, during 2019-2020

•	Our pay equity study of almost 20,000 salaried employees indicated that less than 1.5% of women required a pay adjustment to base pay and that Lear consistently provides equitable promotion opportunities to men and women.

We took significant steps to ensure the health and safety or our employees during the COVID-19 pandemic and shared those resources with the broader community

•	We developed a Safe Work Playbook to standardize the way in which our plants would reopen and operate during the pandemic and made this resource publicly available at no cost. It has been downloaded more than 35,000 times

•	We produced more than 10 million protective masks for our employees and first responders

Lear employees dedicate themselves to supporting the global communities where they live and work

•	Our Michigan-based employees donated $1 million to local and global charities during 2020 through our annual Company giving initiative

•	Our Focus on the Drive distracted driving awareness initiative has gathered more than 39,000 pledge signatures globally

•	During 2020 Lear became a signatory of the United Nations Global Compact

Governance

Governance at Lear is driven by our commitment to Get Results the Right Way. This means not only developing systems and processes to ensure compliance with regulations and company policies, but also creating a culture of ethics and integrity in everything we do. We expect our supply chain partners to share and demonstrate the same commitment, and we work with them to reinforce this expectation.

We have an experienced and diverse Board of Directors

•	45% of our Directors are diverse by ethnicity and/or gender

•	See page 17 for a description of Director skills and experiences

Our cybersecurity efforts protect our products, our customers and our enterprise

•	Lear’s inhouse cybersecurity software experts design security into our components and offer security monitoring throughout the life cycle of the vehicle

•	Lear has an experienced enterprise cybersecurity team, many of whom possess industry-leading certifications like those offered by the International Information System Security Consortium and Certified Ethical Hacker

We partner with our suppliers to ensure sustainability throughout the supply chain

•	We require suppliers to comply with our Supplier Sustainability Policy, which includes commitments to human rights, environmental standards and safe working conditions

•	We intend to assess systematically all global production suppliers against ESG criteria by the end of 2022

Other key aspects of our corporate governance efforts include:

•	All of our director nominees are independent, except our President and Chief Executive Officer.

•	We have a non-executive Chairman of the Board.

•	We have a majority voting standard with director resignation policy for uncontested director elections.

•	We have robust stock ownership guidelines.

•	Risk oversight is conducted by the full Board and committees.

•	All of our Audit, Compensation and Nominating Committee members are independent.

•	All directors are elected annually.

•	Executive sessions of independent directors are held at regularly scheduled Board meetings.

•	Excellent track record of attendance at all Board and committee meetings in 2020.

•	Board and committees complete self-evaluations.

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics. Our corporate governance documents, including the Corporate Governance

22	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations. The Board

regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Gregory C. Smith is our Non-Executive Chairman of the Board and has served in that role since May 2020. Our Board has decided to maintain separate non-executive chairperson and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the non-executive chairperson to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our non-executive chairperson and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as non-executive chairperson is the appropriate leadership structure for the Company at this time.

Board Meetings

In 2020, our Board held 17 meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of Lear’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2020 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2020, our annual meeting of stockholders was held on May 21, 2020, in virtual format, and all directors attended.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Smith, our Non-Executive Chairman, has presided over these executive sessions through the Annual Meeting.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following chart sets forth the directors who currently serve as members of each of the Board committees.

Directors	Audit Committee	Compensation Committee(1)	Nominating Committee
Thomas P. Capo	X	C
Mei-Wei Cheng	X	X
Jonathan F. Foster	C		X
Bradley M. Halverson	X
Mary Lou Jepsen		X	X
Roger A. Krone			X
Patricia L. Lewis		X
Kathleen A. Ligocki		X	C
Conrad L. Mallett, Jr.	X		X
Raymond E. Scott
Gregory C. Smith	E	E	E

2021 Proxy Statement	|	23

DIRECTORS AND CORPORATE GOVERNANCE

*	Non-Executive Chairman of the Board

“C”	Denotes member and chairman of committee

“X”	Denotes member

“E”	Denotes Ex Officio member

(1)

Thomas P. Capo, the current Chair of the Compensation Committee, is not standing for reelection to the Board. Following the Annual Meeting, the Board will appoint a new Chairperson from among the other Compensation Committee members, all of whom are independent.

Audit Committee

In 2020, the Audit Committee held 9 meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent, financially literate and financial experts, as further discussed under “Audit Committee Report.” For a description of the Audit Committee’s responsibilities and findings and additional information about the Audit Committee, see “Audit Committee Report.”

Compensation Committee

In 2020, the Compensation Committee held 8 meetings. Each of the members of the Compensation Committee is a non-employee director. In addition, the Board has determined that all of the members of the Compensation Committee are independent as defined in the listing standards of the NYSE, including the independence standards applicable to compensation committees. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee and its independent compensation consultant. The Compensation Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards. Under our equity award policy, an aggregate equity award pool to non-executive officers may be approved by the Compensation Committee and allocated to individuals by the Company’s CEO. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards.

The Compensation Committee utilizes Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. The mandate of the consultant is to serve the Company and work with the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. Pay Governance has assisted the Compensation Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data and tally sheets (including data for certain termination and change in control scenarios) for the Company’s Named Executive Officers (as defined in “Compensation Discussion and Analysis”). As part of this process, the Compensation Committee also reviewed a comprehensive analysis of peer group companies provided by Pay Governance. See, “Compensation Discussion and Analysis — Benchmarking.” Other than with respect to

24	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

consulting on executive and director compensation matters, Pay Governance has performed no other services for the Compensation Committee or the Company.

The Compensation Committee has reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.

In 2020, the Company’s management retained Frederic W. Cook & Co., Inc. to assist in the review of various executive compensation programs. The Company and the Compensation Committee reviewed the engagement of the management consultant under the SEC disclosure rules and found that no conflicts of interest existed with respect to such engagement.

Nominating Committee

In 2020, the Nominating Committee held 8 meetings. Each of the members of the Nominating Committee is a non-employee director. In addition, the Board has determined that all of the members of the Nominating Committee are independent as defined in the listing standards of the NYSE.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the

Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics; (vi) reviewing potential conflicts of interest involving our executive officers; and (vii) overseeing sustainability issues, including as they pertain to environmental, human rights and other corporate social responsibility matters. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Non-Executive Chairman and non-employee directors) through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary. Our General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.lear.com.

Communications of a confidential nature can be made directly to our non-employee directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Non-Executive Chairman. Any submissions to the Audit Committee or the Non-Executive Chairman should be marked confidential and addressed to the Chairman of the Audit Committee or the Non-Executive Chairman, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at www.lear.com. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Non-Executive Chairman in the investigation of such matter.

2021 Proxy Statement	|	25

DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

The following table summarizes the annual compensation for our non-employee directors during 2020. A summary of the director compensation program and elements is presented after the table below.

2020 Director Compensation
Name	Fees Earned or Paid in Cash(1)	Stock Awards(3)	Total

Thomas P. Capo	$122,563	$159,923	$282,486

Mei-Wei Cheng(2)	$103,479	$159,923	$263,402

Jonathan F. Foster	$122,563	$159,923	$282,486

Bradley M. Halverson(4)	$52,708	$146,623	$199,331

Mary Lou Jepsen	$103,479	$159,923	$263,402

Roger A. Krone(5)	$16,771	$79,914	$96,685

Patricia L. Lewis(6)	$16,771	$79,914	$96,685

Kathleen A. Ligocki	$116,292	$159,923	$276,215

Conrad L. Mallett, Jr.	$103,479	$159,923	$263,402

Gregory C. Smith(7)	$147,146	$279,972	$427,118

Henry D.G. Wallace(2)(8)	$77,188	$—	$77,188
(1)

Includes cash retainer and other fees earned for service as directors in 2020. The base annual cash retainer is $115,000 and as described below, there is an additional cash retainer for the Non-Executive Chairman and the Chairman of each of the Audit Committee, Compensation Committee and Nominating Committee. Also, as noted below, for the period from May to November 2020, the directors took a 25% reduction in cash fees in response to industry conditions created by the COVID-19 pandemic. Our directors received the following additional cash fees in 2020: (i) Messrs. Capo, Foster, and Smith each received $2,000 (representing fees for two non-standing special Financing Committee meetings), and (ii) Messrs. Capo, Cheng, Foster, Mallett and Smith, and Mses. Jepsen and Ligocki each received $5,250 (representing fees for four meetings held in 2020 in excess of the twelve meetings each individual attends in a calendar year)).

(2)

Mr. Cheng deferred $103,479 of his 2020 retainer and other cash fees. In addition, Mr. Wallace deferred $77,188 of his 2020 retainer fees; however, such amounts were paid out in connection with his retirement from the Board.

(3)

As described below under the heading “Equity Compensation,” on May 21, 2020, each of our non-employee directors who were members of the Board on the date of the annual meeting received a grant of restricted stock units, which vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to each director’s continued service on the Board. Each of Messrs. Halverson and Krone, and Ms. Lewis, received a prorated grant of restricted stock units, with the same vesting schedule noted in the preceding sentence, on June 18, 2020 (for Mr. Halverson) and on November 9, 2020 (for Mr. Krone and Ms. Lewis, respectively). The amounts reported in this column for each director reflect the aggregate grant date fair value determined in accordance with FASB Accounting Standards Codification™ (“ASC”) Topic 718, “Compensation-Stock Compensation.” As of December 31, 2020, each of our non-employee directors who were members of the Board on such date held the following outstanding and unvested restricted stock units: Messrs. Capo, Cheng, Foster, Mallett, along with Ms. Jepsen and Ms. Ligocki – 1,508; Mr. Halverson – 1,364; Mr. Krone and Ms. Lewis – 579; and Mr. Smith – 2,640. Messrs. Capo and Cheng, along with Ms. Ligocki, each elected to defer 100% of their 2020 restricted stock unit grants; Mr. Mallett elected to defer 61% of his 2020 restricted stock unit grant (in each case, subject to vesting of the restricted stock units).

(4)	Mr. Halverson was appointed to the Board in June 2020.

(5)	Mr. Krone was appointed to the Board in November 2020.

(6)	Ms. Lewis was appointed to the Board in November 2020.

(7)	In connection with Mr. Wallace’s retirement, the Board appointed Mr. Smith as the new Non-Executive Chairman of the Board immediately following the 2020 annual meeting.

(8)

Mr. Wallace, who served as the Non-Executive Chairman of the Board, did not stand for re-election at the 2020 annual meeting, as he had reached the Company’s mandatory retirement age for directors. The fees earned by Mr. Wallace represent the amounts he received prior to his retirement.

26	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Summary of 2020 Director Compensation

Overview

In order to attract and retain highly qualified directors to represent stockholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. At least every two years, the independent compensation consultant presents an analysis of director pay levels among our Comparator Group (described in “Compensation Discussion and Analysis — Benchmarking” below) and a broader set of large companies. The most recent competitive pay study was reviewed in August 2019, and the Compensation Committee determined not to provide for any increases for 2020. Based on the most recent benchmarking analysis, the director compensation is near the market median level within the Comparator Group.

In April 2020, facing the onset of a global pandemic that deeply affected economies around the world, as well as the automotive sector and several other industries, Lear implemented a series of cash conservation efforts. As part of those efforts, our non-employee directors accepted a 25% reduction in annual retainer and meeting fees (those held in excess of the twelve that he/she attends in a calendar year). The decreased amounts are reflected in the Director Compensation table above. Given the rapidly changing environment, there were 4 additional meetings held in 2020 to react to the crisis that were not scheduled prior to the beginning of 2020. The cash compensation components described below, including under “Non-Executive Chairman Compensation,” do not reflect the 25% reduction in the cash fees that were paid from May through November 2020.

Annual Cash Retainer

The base annual cash retainer for each non-employee director under the Outside Directors Compensation Plan is $115,000. The additional cash retainer for the chairs of the Compensation Committee and the Audit Committee is $20,000, the additional cash retainer for the chair of the Nominating Committee is $15,000 and the additional cash retainer for the Presiding Director, if any, is $10,000. The annual cash retainer for each non-employee director is paid in advance in equal installments on the last business day of the month. Because the Company has an independent Non-Executive Chairman, there currently is no Presiding Director.

Non-employee directors generally do not receive Board or standing committee meeting fees; however, each non-employee director is eligible to receive $1,500 for each Board meeting in excess of twelve that he/she attends in a calendar year. Meeting fees for a special committee of the Board are set by the Board at the time of the formation of the special committee and usually are set at the rate of $1,000 per meeting. Meeting fees, if any, are paid on the last business day of the month (for that month’s meeting fees).

Equity Compensation

Pursuant to the Outside Directors Compensation Plan, in addition to a cash retainer, each non-employee director receives a portion of his or her annual compensation in the form of equity compensation, which is granted each year on the date of the annual meeting of stockholders at which a director is elected or re-elected to serve on the Board. Such equity compensation is paid in the form of an annual grant of restricted stock units with a grant date value of approximately

$160,000. The restricted stock unit awards will vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to forfeiture in the event that a director’s service on the Board ceases for any reason prior to the vesting date.

Non-Executive Chairman Compensation

In 2020, the additional compensation for our Non-Executive Chairman, currently Mr. Smith, was an additional annual cash retainer in the amount of $80,000 (prorated for his time in service as our Non-Executive Chairman, starting immediately following the 2020 annual meeting) and an additional annual grant of restricted stock units with a grant date value of approximately $120,000. The payment and vesting schedule for this additional annual compensation is the same as that described above.

2021 Proxy Statement	|	27

DIRECTORS AND CORPORATE GOVERNANCE

Deferrals

A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and any meeting fees pursuant to a valid deferral election. To the extent that any such cash payments are deferred, they are credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan). Non-employee directors may also elect to defer all or a portion of their annual restricted stock unit grant into a stock account where, subject to and following satisfaction of the applicable vesting requirements, notional stock units are credited until distribution in the form of shares of common stock upon the pre-selected date(s).

In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.

Retainer, meeting fees and restricted cash amounts that are deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Amounts of the restricted stock unit grants that are deferred are paid in the form of shares of common stock in a lump sum or installments in accordance with the director’s election.

Stock Ownership Guidelines

The Company has a long-standing practice of having stock ownership guidelines for non-employee directors. Each non-employee director must achieve a stock ownership level of a number of shares with a value equal to five times the base annual cash retainer and, beginning in 2014, must hold 50% of the net shares from their annual stock grants received until they are in compliance with these guidelines. As of our latest measurement date (December 31, 2020), all of our non-employee directors who were directors on the measurement date (other than Dr. Jepsen, who joined the Board in March 2016, Mr. Cheng, who joined the Board in January 2019, Mr. Halverson, who joined the Board in June 2020, and Mr. Krone and Ms. Lewis, who joined the Board in November 2020, each of whom is in compliance with the 50% hold requirement) met the required ownership guideline level.

General

Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

28	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 26, 2021 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock (including shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 26, 2021) and ownership of Restricted Stock Units (“RSUs”) by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 60,129,685 shares of common stock outstanding on March 26, 2021, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially	Number of RSUs Owned(20)

5% Beneficial Owners:

BlackRock, Inc.(1)	6,379,552	10.6%	—

FMR LLC(2)	5,420,650	9.0%	—

The Vanguard Group(3)	5,261,807	8.8%	—

Pzena Investment Management, LLC(4)	4,607,440	7.7%	—

Harris Associates L.P.(5)	3,663,503	6.1%	—

Named Executive Officers and Directors:

Raymond E. Scott(6)(7)(8)	104,696	*	10,670

Jason M. Cardew(6)(9)	10,890	*	16,489

Carl A. Esposito(6)(9)	3,859	*	60,860

Frank Orsini(6)(9)	27,873	*	24,073

Thomas A. DiDonato(6)(7)	28,694	*	2,534

Thomas P. Capo(8)(10)	14,252	*	—

Mei-Wei Cheng(8)(11)	3,053	*	—

Jonathan F. Foster(8)(12)	11,134	*	—

Bradley M. Halverson(8)(13)	1,364	*	—

Mary Lou Jepsen(8)(14)	6,086	*	—

Roger A. Krone(8)(15)	579	*	—

Patricia L. Lewis(8)(16)	579	*	—

Kathleen A. Ligocki(8)(17)	15,546	*	—

Conrad L. Mallett, Jr.(8)(19)	10,409	*	—

Gregory C. Smith(8)(19)	14,171	*	—

Total Executive Officers and Directors as a Group (19 individuals)	256,972	*	132,253
*	Less than 1%

(1)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on March 10, 2021 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 6,379,552 shares, with sole dispositive power as to all such shares and sole voting power as to 5,923,073 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. BlackRock’s principal place of business is 55 East 52nd Street, New York, New York 10055.

(2)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 8, 2021 by FMR LLC (“FMR”). FMR is the beneficial owner of 5,420,650 shares, with sole dispositive power as to all such shares and sole voting power as to 461,344 shares. FMR’s principal place of business is 245 Summer Street, Boston, Massachusetts 02210.

2021 Proxy Statement	|	29

DIRECTORS AND CORPORATE GOVERNANCE

(3)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of 5,261,807 shares, with sole dispositive power as to 5,129,108 such shares, shared dispositive power as to 132,699 such shares and shared voting power as to 52,254 such shares. Vanguard’s principal place of business is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on January 29, 2021 by Pzena Investment Management, LLC (“Pzena”). Pzena is the beneficial owner of 4,607,440 shares, with sole dispositive power as to all such shares and sole voting power as to 4,145,977 shares. Pzena’s principal place of business is 320 Park Avenue, 8th Floor, New York, NY 10022.

(5)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 16, 2021 by Harris Associates L.P. and Harris Associates Inc. (collectively, “Harris”). By reason of advisory and other relationships with the person who owns the shares, Harris may be deemed to be the beneficial owner of 3,663,503 shares, with sole voting power as to 3,657,578 shares and sole dispositive power over all such shares. Harris’ principal place of business is 111 S. Wacker Drive, Suite 4600, Chicago IL 60606.

(6)	The individual is a Named Executive Officer.

(7)

Messrs. Scott and DiDonato are retirement-eligible and therefore each qualifies for accelerated vesting of all of his time-vesting Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. Scott’s share ownership includes 23,383 time-vesting Career Shares and 28,448 unvested RSUs and Mr. DiDonato’s share ownership includes 4,622 time-vesting Career Shares and 6,871 unvested RSUs (all RSUs awarded more than one year prior to the record date). Each of Messrs. Scott and DiDonato’s time-vesting Career Shares and unvested RSUs would be forfeited only if he were terminated for “cause” pursuant to the terms of his employment agreement. Messrs. Scott and DiDonato’s respective share ownership also includes 18,470 and 4,387 shares of common stock, respectively, that each person has the right to acquire pursuant to stock options that are currently exercisable.

(8)	The individual is a director.

(9)

Messrs. Cardew, Esposito and Orsini are not yet retirement-eligible, and thus, their share ownership does not include any unvested Career Shares or RSUs. If they remain employed by the Company, Messrs. Cardew, Esposito and Orsini will become retirement-eligible on June 29, 2025, September 1, 2026, and April 2, 2027, respectively. Messrs. Cardew, Esposito and Orsini’s respective share ownership also includes 4,156, 3,859, and 5,278 shares of common stock, respectively, that each person has the right to acquire pursuant to stock options that are currently exercisable.

(10)

For Mr. Capo, the information contained in the table above includes 12,604 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,508 restricted stock units vesting on May 20, 2021, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(11)

For Mr. Cheng, the information contained in the table above includes 1,182 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,508 restricted stock units vesting on May 20, 2021, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(12)	For Mr. Foster, the information contained in the table above includes 1,508 restricted stock units vesting on May 20, 2021, within 60 days following the record date.

(13)	For Mr. Halverson, the information contained in the table above includes 1,364 restricted stock units vesting on May 20, 2021, within 60 days following the record date.

(14)

For Ms. Jepsen, the information contained in the table above includes 1,063 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,508 restricted stock units vesting on May 20, 2021, within 60 days following the record date.

(15)	For Mr. Krone, the information contained in the table above includes 579 restricted stock units vesting on May 20, 2021, within 60 days following the record date.

(16)	For Ms. Lewis, the information contained in the table above includes 579 restricted stock units vesting on May 20, 2021, within 60 days following the record date.

(17)

For Ms. Ligocki, the information contained in the table above includes 11,268 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,508 restricted stock units vesting on May 20, 2021, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(18)

For Mr. Mallett, the information contained in the table above includes 8,901 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,508 restricted stock units vesting on May 20, 2021, within 60 days following the record date, a portion of which will be deferred upon vesting in accordance with the director’s election.

(19)	For Mr. Smith, the information contained in the table above includes 2,640 restricted stock units vesting on May 20, 2021, within 60 days following the record date.

(20)

Includes, as of March 26, 2021, time-vesting Career Shares and unvested RSUs owned by our executive officers. These time-vesting Career Shares and unvested RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.

30	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material elements of the compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and each of the other executive officers listed in the “2020 Summary Compensation Table” (collectively, the “Named Executive Officers” or “NEOs”) during the year ended December 31, 2020. To assist in understanding compensation for 2020, we have included a discussion of our compensation policies and practices for periods before and after 2020 where relevant. To avoid repetition, in the discussion that follows we make cross-references to specific compensation data and terms for our Named Executive Officers contained in “Executive Compensation.” In addition, because we have a global team of managers in 38 countries, our compensation program is designed to provide some common standards throughout the Company and, therefore, much of what is discussed below applies to executives in general and is not limited specifically to our Named Executive Officers.

Named Executive Officers

Our Named Executive Officers for 2020 are:

Raymond E. Scott, President and Chief Executive Officer

Jason M. Cardew, Senior Vice President and Chief Financial Officer

Frank C. Orsini, Executive Vice President and President, Seating

Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer

Carl A. Esposito, Senior Vice President and President, E-Systems

Executive Summary

Business Highlights

We are a global automotive technology leader in Seating and E-Systems that enables superior in-vehicle experiences for consumers around the world. Our business is powertrain agnostic and well positioned to capitalize on the industry trends of electrification, connectivity, autonomy and shared mobility through our offerings in seating, electrical distribution and connection systems and software and connected services. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys.

Lear, headquartered in Southfield, Michigan, serves every major automaker in the world while adhering to our values — Be Inclusive. Be Inventive. Get Results The Right Way. Our diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. We have 251 manufacturing, engineering and administrative locations globally, with 68% of our manufacturing facilities and 86% of our employees located in low cost countries, and we are continuing to grow our business in all automotive producing regions of the world, both organically and through complementary acquisitions. We have an executive compensation program that is generally market-median based for achievement of targets with the opportunity to earn more (or less) commensurate with the Company’s performance.

Our overarching objective is to maximize stockholder value by delivering profitable growth while balancing risk and returns, maintaining a strong balance sheet with investment grade credit metrics, and delivering superior shareholder returns over the long term. Critical to achieving this objective is a highly qualified global team that is strongly motivated to execute our strategy, while navigating uncertainty, through market-competitive pay programs that emphasize at-risk, performance-based pay over annual and multi-year periods.

Resilience During a Global Pandemic

In 2020, we faced an extraordinarily challenging macro environment driven by the COVID-19 pandemic. Due to the impact of national and locally mandated shutdowns, our customers were forced to stop production for several weeks and then gradually restart production once restrictions were lifted during the first half of 2020. This resulted in global industry production being down 17% from 2019. Specifically, our operations in China were first impacted with several weeks of down-time in the first quarter, followed by our operations in the rest of the world being stopped from the end of March

2021 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

through, in most cases, a portion of May. Although manufacturing resumed gradually, most of our plants in our major markets were operating at pre-COVID-19 levels at the end of the second quarter and throughout the second half of 2020. We experienced significant inefficiencies and incremental costs related to the COVID-19 pandemic in the first half of the year, such as costs related to personal protective equipment, employee transportation, higher labor costs reflecting an increase in absenteeism and other labor inefficiencies. In the second half of the year, these costs continued, but were less significant. Despite the extremely challenging environment, we delivered solid financial results for the year. Highlights of our 2020 performance and recent significant events include the following:

•	We achieved full-year sales of $17.0 billion in 2020, which represents 6 percentage points of growth over market excluding the impact of foreign exchange and acquisitions.

•	We achieved core operating earnings of $614 million and adjusted earnings per share of $5.33 in 2020.*

•	We generated free cash flow of $211 million in 2020.*

•	We published a Safe Work Playbook on Lear’s website to share with organizations impacted by COVID-19.

•	We received over 60 awards from global customers, industry organizations and publications for ESG initiatives, operational excellence, innovation, quality and safety, including two J.D. Power Seat Quality Awards and a 2020 Automotive News PACE Award for Xevo Market, Lear’s second consecutive PACE Award.
•	We refinanced $650 million in bonds due in 2025, extending weighted average bond maturity to over 14 years and reducing weighted average interest rate on outstanding bond debt to less than 4.5%.

•	We maintained investment grade credit ratings in a challenging market.

•	We implemented a cost reduction and cash conservation program shortly after the onset of the COVID-19 pandemic, enabling us to preserve liquidity during the downturn. This program included salary deferrals for salaried employees around the world and a reduction in pay for our Named Executive Officers and members of our Board of Directors. Due to recovery of industry production in the second half of 2020 and overall strong company performance, we repaid all salary deferrals and reinstated salaries to pre-deferral levels by the end of 2020.

•	We initiated a quarterly dividend of $0.25 per share in the fourth quarter of 2020 after suspending the quarterly dividend in March 2020 as part of our cash conservation program.

•	We continued to win new business in both product segments, with a 2021 to 2023 sales backlog of $2.8 billion.

•	We won $700 million in net conquest awards in Seating in 2020.

•	We expect our electrification business in E-Systems to grow by an average annual rate of 30% through 2025.

•	The Company’s total return to stockholders for the five-year period ended December 31, 2020 was 39%.

*

Core operating earnings, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A, “Reconciliation of Non-GAAP Financial Measures.”

32	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

The highlights of our 2020 executive compensation program resulting from our 2020 Company financial performance were as follows (detailed discussion follows later in this Compensation Discussion and Analysis):

•	Incentive payouts were commensurate with our financial results, as shown in the tables below.

•	Annual incentive earned at 60% of target, reflecting outperformance against revised 2020 goals, as shown in the chart below, but subject to a maximum payout of 60% of target (instead of our typical maximum of 200% of target) due to the pandemic’s severe impact on our operations. See “Impact of the COVID-19 Pandemic” for additional detail.

•	The 2018-2020 cycle of long-term Performance Shares was earned at 22% of the targeted level based on achievement of the financial goals outlined below.

2020 Annual Incentive Program

2018-2020 Performance Shares

(See “Pay for Performance,” “Annual Incentives” and “Long-Term Incentives” below for more information regarding these financial measures.)

•	Long-term incentive awards granted in January 2020 to our Named Executive Officers were solely in the form of equity to directly link the interests of our executives with those of our stockholders. We awarded Performance Shares (weighted 60%), which require achievement of financial and TSR goals over a three-year period, stock options (weighted 20%) and RSUs (weighted 20%).

2021 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

As part of a market-based pay program, we maintain many design features and corporate governance practices to ensure a strong link between executive pay, Company performance and stockholder interests:

WHAT WE DO	WHAT WE DON’T DO

Pay Program Aligned with Business Strategy (see pages 34, 41 to 45)

Balanced Mix of Performance Measures (see pages 39 to 40)

Relative TSR Performance Metric for 2020 and 2021 Performance Share Grants (see page 43 to 44)

High Percentage of Performance-Based Pay (see the charts below and pages 37, 39 and 41)

Robust Stock Ownership Guidelines (see page 45)

Equity Retention Requirement (see page 45)

Annual Market Practices and Compensation Risk Review (see pages 37 to 38 and 63 to 64)

Clawback of Incentive Compensation (see page 46 to 47)

Independent Compensation Consultant for Compensation Committee (see pages 24 to 35 and 38 to 39)

Holding Period for Career Shares (see pages 45 and 51 to 52)

No Excise Tax Gross-Ups (see page 46)

No Single-Trigger Change in Control Severance Benefits (see pages 46 and 59 to 63)

No Single-Trigger Change in Control Vesting of Equity Awards (see pages 46 and 59 to 63)

No Hedging or Pledging of Company Stock (see pages 47 and 65)

No Repricing of Stock Option Awards

2020 Target Pay Mix for CEO and Other NEOs

2020 Target Total Direct Compensation Allocation (Assuming Performance-Based Components at Target and not including Career Shares)

34	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

We will continue to monitor our executive compensation programs and consider appropriate modifications that will allow us to drive achievement of our business strategy and targeted financial results, meet our talent needs and maintain fully competitive compensation programs and practices to maximize long-term stockholder value.

Impact of the COVID-19 Pandemic

Impact of the Pandemic on our Business

The COVID-19 pandemic has challenged the world and our business in unparalleled ways; however, we quickly pivoted to address these challenges. With our highest priority being the health and safety of our employees and the communities in which we live and work, we implemented a number of proactive efforts to respond, reopen and reset our operations for the new business environment. Specifically, we took the following actions:

•	We converted production at our facilities on three continents to manufacture face masks for first responders and our employees – with more than 10 million made.

•	We developed the Safe Work Playbook, an 80-plus page guide including, among other topics, health and safety procedures, facility cleaning protocols, social distancing policies, building signage and training for employees.

•	We made the Safe Work Playbook publicly available at no cost on our website, where it has been downloaded more than 35,000 times, including by companies from multiple industries.

•	We increased work schedule flexibility in order to allow employees to care for children and other family members.

•	As noted above, in an effort to avoid layoffs and furloughs, from April 2020 until mid-November 2020, (i) the non-employee members of our Board accepted a 25% reduction in annual retainer fees and meeting fees (only paid for meetings in excess of 12 per year), (ii) salaried employees around the world agreed to a temporary 20% base salary deferral, and (iii) our CEO accepted a 10%

base salary reduction, and our other executive officers accepted a 5% base salary reduction. Due to recovery of industry production in the second half of 2020 and strong performance, we repaid all employee salary deferrals by the end of 2020 and reinstated non-employee members of our Board’s fees and employee salaries to pre-reduction and pre-deferral levels.

•	In regions that were hit particularly hard by the pandemic, we took extra steps to support our employees and local communities, such as in:

•	Juarez, Mexico, where we donated $1 million to the local United Way, provided thousands of masks to local hospitals, and offered to fund private medical care for employees undergoing treatment for COVID-19.

•	Additionally, we are covering all costs for any employee wanting to be tested for COVID-19 and are coordinating vaccination opportunities for those in our global workforce who wish to be vaccinated.

The steps that we took to prepare our plants to ramp up production following government-mandated shutdowns have helped us to safely resume work. Our long-term competitive position, strong balance sheet, history of operational excellence and teamwork, and commitment to innovation has positioned our Company to not just emerge from these challenging times but to continue to prosper as a leader in our industry, as demonstrated by our strong financial results for the second half of 2020.

2021 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

Impact of the Pandemic on 2020 Executive Pay

Our 2020 executive pay actions considered the unprecedented uncertainty and volatility caused by the pandemic and reflected our commitment to our employees, shareholders, and pay-for-performance philosophy, allowing us to attract and reward key talent that are critical to driving long-term shareholder value:

Time Frame	Action / Event

Q1 2020	We started the year strongly with financial performance tracking above target; however, as the pandemic spread, our global facilities ceased production in response to customer shutdowns and government mandates.

Q2 2020	As the pandemic continued to spread, we focused on safeguarding the health and safety of our employees and our business partners, which continued to be our #1 priority throughout the remainder of the year. Most of our facilities had resumed production by the end of Q2 2020.

Q3 2020	As production volumes began to stabilize in our major markets, and as an increasing amount of our facilities were able to resume producing at pre-pandemic levels, we revised the 2020 AIP goals and award opportunities (applicable to approximately 7,000 employees), based upon the principles summarized below. We did not revise outstanding performance share cycles.

Q4 2020	We granted Career Shares, which have annually been awarded in November since 2012 and generally must be held until retirement. The 2020 grants were also subject to three performance metrics in order to align to strategic drivers and multi-year shareholder value creation. In prior years, these grants were solely subject to time-based vesting.

Despite our resiliency in meeting the challenges presented by the COVID-19 pandemic, our business operations were severely impacted by the pandemic. This, in turn impacted our executive compensation programs and resulted in incentive payouts that were well-below initial target levels for the AIP and performance share payouts for the periods ending in December 2020.

Prior to the onset of the COVID-19 pandemic, our 2020 AIP financial measures were on-track for performance expected to be above or well above target and our long-term incentive awards had the potential to provide meaningful value to our executives and other eligible employees. However, as a result of the pandemic, our business operations ceased in most regions of the world by March 2020. We took decisive actions to preserve long-term shareholder value, which included actions to preserve our financial flexibility by reducing expenses and cash outflow. In particular, in light of the severity of the global pandemic and the shutdown of our operations for several weeks, the 2020 AIP goals that were set at the start of the year were deemed to be unachievable. In June, the Compensation Committee began formally discussing our incentive compensation programs in light of the pandemic and whether changes should be made in order to incentivize performance during the remainder of the year to support our long-term strategy. The Compensation Committee considered the following key principles as it evaluated alternatives with respect to our incentive compensation programs:

1.	Drive Stakeholder Value. Our commitment to long-term stakeholder value creation necessitates critical actions by employees to preserve relationships with our customers, safely open facilities and partner with our communities.

2.

Support Talent Needs. Our long-term success is largely dependent upon our ability to attract, retain and motivate a highly qualified team that is focused on our customers, operational excellence, innovation and other critical areas. The AIP is a foundational element of our pay program with approximately 7,000 global participants, including the NEOs.

3.

Be Affordable. Any changes to our incentive programs should balance the priorities of driving stakeholder value, retaining talent and incentivizing our executives to stabilize our company in a year in which our earnings are lower.

4.

Align Pay-Performance Outcomes. In this unprecedented year, to the extent that the AIP goals are revised, both the performance goals and award opportunities should be reduced to ensure payouts are directionally aligned with our performance.

5.

Retain Flexibility. In setting revised AIP goals, the Compensation Committee retained its discretion to determine payouts based on consideration of performance for the full year, the Company’s response to the pandemic in the first part of the year, updated 2020 financial forecasts and navigation of challenges/opportunities for the remainder of the year, among other factors.

36	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

After a series of discussions with senior management, in August 2020, our Compensation Committee implemented revised AIP goals based solely on Adjusted Operating Income. These revised goals took into consideration the unprecedented macro challenges and resulting implications on our businesses during 2020, as further described below under “— 2020 Incentive Programs – Annual Incentives.” This action considered both the then-known results for the first six months of the year as well as the latest forecast then-available for the second six months of the year. At the time of this change, there was substantial uncertainty whether the revised AIP goals would be achieved.

Pay-Performance Alignment

The executive compensation program is designed to drive execution of our business strategy by strongly aligning pay opportunities with performance outcomes. The Compensation Committee considers multiple perspectives in assessing the achievement of this critical objective, including a multi-year history of incentive payouts as a percentage of target, financial and total stockholder return (TSR) results, and the NEOs’ pay relative to the Comparator Group (as defined below). These analyses found that relative to the Comparator Group:

1.	The Named Executive Officers’ target pay levels are in the competitive range of market median, on average, with an emphasis on performance-based pay opportunities.

2.

Lear’s incentive plan performance measures are well-aligned to its business strategy, correlative to TSR and are generally consistent with the measures used by the Comparator Group (and the broader industrial market).

3.	Lear’s annual incentive and performance share payouts are aligned with performance relative to the Comparator Group.

Consistent with the Company’s pay-for-performance philosophy, challenging goals are set for the annual incentive and performance share award opportunities. As such, in some years, payouts will be above target (when our results exceed the target for the performance period), and in other years, payouts will be below target (when our results are below the target for the performance period).

Our typical pay administration approach for promoted executives is to move target pay levels to market median over several years while emphasizing at-risk, performance-based incentive award opportunities. For example, relative to 2019 target pay, the CFO’s 2020 target pay (his first full year as CFO) was increased to move closer to market median. The vast majority of the increased target pay opportunity was provided in at-risk performance share award opportunities which can be earned for results over the three-year period 2020 to 2022, and stock options. The actual values realized, if any, from performance share award opportunities and stock options can vary significantly (due to performance and the Company’s stock price) from the grant amounts shown in the Summary Compensation Table (Stock Awards and Option Awards columns).

2020 Advisory Vote on Executive Compensation

The Compensation Committee reviewed the results of the 2020 stockholder advisory vote on NEO compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (97%) of our stockholders voting at the annual meeting approved the compensation program described in our 2020 Proxy Statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Benchmarking

The Compensation Committee targets base salaries, annual incentive awards, long-term incentive awards and total direct compensation of our NEOs and other executive officers on average to be within a competitive range (i.e., +/- 10%) of the median of the Company’s comparator group (the “Comparator Group”) and other comparably-sized companies in the same general industry. In addition to reviewing annual pay benchmarking, other factors (including our business strategy, talent needs, executives’ experience levels and cost) are considered in setting target pay. Actual compensation relative to target pay opportunities will vary based on performance and, for long-term incentive awards, the value of common stock at payment.

The criteria used to select the 19 peer companies in our Comparator Group focused on automotive parts and equipment, industrial machinery, heavy trucks and other durable goods manufacturing companies, generally with the

2021 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

following specifics: (i) annual revenues typically ranging from 0.5 times to 2.0 times the Company’s revenues; (ii) global companies typically with U.S. headquarters; (iii) market capitalization typically ranging from 0.2 times to 5.0 times the Company’s market capitalization; and (iv) companies that are considered by independent proxy advisors to be the

Company’s proxy peers. The Company supplements its review of the Comparator Group with a broader survey of general industrial companies (not individually selected or identified) for benchmarking of executive compensation levels and, as appropriate, compensation design practices.

The companies in the Comparator Group for 2020 are shown below. The revenues for this group in their most recently reported fiscal year ranged from $4.9 billion to $35.5 billion, with a median of $13.7 billion. Lear’s revenues for 2020 were $17.0 billion.

2020 Comparator Group
Adient plc	Eaton Corporation plc	L3Harris Technologies, Inc.	TE Connectivity Ltd.
Aptiv PLC	Emerson Electric Co.	Magna International Inc.	Tenneco Inc.
BorgWarner Inc.	Goodyear Tire & Rubber Company	Navistar International Corporation	Textron Inc.
Cummins Inc.	Illinois Tool Works Inc.	PACCAR Inc.	Whirlpool Corporation
Deere & Company	Ingersoll-Rand Plc	Parker-Hannifin Corporation

After a review of the Comparator Group at its meeting in May 2020, the Compensation Committee approved the removal of Ingersoll-Rand Plc (which had recently completed a spin-off of its industrial segment) from the peer group, effective for subsequent peer benchmarking.

Total Compensation Review

The Compensation Committee annually reviews key elements of our executive compensation program, including materials setting forth the various components of compensation for our Named Executive Officers and a summary of market practices and emerging trends, and discusses potential implications to the Company in the context of our business strategy and talent needs. This includes a specific review of dollar amounts for pay elements and potential payment obligations under our executive employment agreements, including an analysis of the resulting impact created by a change in control of the Company. The Compensation Committee reviews total compensation summaries or tally sheets for our Named Executive Officers on an annual basis. Tally sheets provide for an overall assessment of our compensation program while ensuring the proper linkage to financial performance and stockholder interests. In addition, although each component is assessed independently, the total complement of the components must work in harmony to achieve a proper balance, which, in turn, helps manage compensation risk. We also annually complete a comprehensive compensation risk assessment with assistance from our outside legal counsel and Pay Governance.

Role of Management in Setting Compensation Levels

Our human resources staff supports the Compensation Committee in its work. They also work with compensation consultants, whose engagements have been approved by the Compensation Committee, and with accountants, legal counsel and other advisors, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. The Compensation Committee has engaged Pay Governance as its independent compensation consultant to assist with the ongoing review of our executive and director compensation programs and to ensure that our programs are competitive and appropriate given the Company’s objectives and prevailing market practices. For most compensation topics for which the Compensation Committee is responsible, it has directed Pay Governance to work with management to develop recommendations that reflect the Compensation Committee’s objectives for the compensation program. Pay Governance performs no other services for the Company. The Compensation Committee has final authority to approve, modify or reject these recommendations and to make its decisions in executive session. Our President and CEO provides input with respect to compensation of the executive officers (other than himself) but is otherwise not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. While our CFO,

38	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

General Counsel, Senior Vice President and Chief Administrative Officer and other members of our human resources management attend such meetings to provide information, present materials to the Compensation Committee and answer related questions, they are not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. The Compensation Committee typically meets in executive session after each of its regularly scheduled meetings to discuss executive compensation and make decisions.

Discretion of Compensation Committee

The Compensation Committee generally has the discretion to make awards under the Annual Incentive Plan (“AIP”) and the 2019 Long-Term Stock Incentive Plan (and, prior to our 2019 Annual Meeting, our 2009 Long-Term Stock Incentive Plan) (the “LTSIP”) to our executive officers, including the NEOs. In addition, under the AIP and the LTSIP, the Compensation Committee retains the authority to provide for adjustments to the financial measures utilized for annual and long-term incentive awards, such as excluding the impact of gains or losses on the sale of assets, the effects of changes in accounting principles or the application thereof, or unusual or non-recurring items, including the impact of significant differences from the assumptions contained in the financial budget upon which the applicable performance targets were established. Any such adjustments to financial measures would be intended to better reflect an NEOs’ actual performance, align award payments with decisions that support the Company’s long-term financial plan and strategies, avoid unintended inflation or deflation of awards due to unusual or non-recurring items during the performance period, and emphasize the Company’s preference for long-term, sustainable growth.

Executive Compensation Objectives and Core Elements

The objectives of our compensation program are to:

•	link executive pay to Company performance;

•	optimize profitability, cash flow and revenue growth, as well as return on investment;

•	link the interests of management with those of stockholders;

•	align management’s compensation with our business strategy and compensation philosophy;

•	promote teamwork within our group of global managers (our “One Lear” concept); and

•	attract, reward and retain the best executive talent.

To achieve these objectives, we provide a total compensation program for executive officers that consists of base salary, annual and long-term incentive award opportunities, which are summarized below, as well as certain benefits (covered later).

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range

Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, responsibilities, experience, time in position and critical skills	Fixed	Cash	n/a

AIP	Align a portion of annual pay to performance against key goals and objectives for the year	Adjusted Operating Income (50%) Free Cash Flow (50%)	Variable	Cash	0-200% of target

Performance Shares under LTSIP (2020-2022)	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company over a three-year period	Cumulative Adjusted Pre-Tax Income (66 2/3%) Relative TSR (33 1/3%)	Variable	Equity	0-200% of target number of shares; Performance Share value fluctuates with stock price movement

RSUs under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	Fluctuates with stock price movement

Stock Options under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	100% of grant value fluctuates with stock price movement

2021 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee routinely reviews the elements noted above. In general, the Compensation Committee monitors compensation levels to ensure that a higher proportion of an executive’s total compensation is awarded in the form of variable and performance-based components

(dependent on Company performance) as the executive’s responsibilities increase.

Narrative descriptions of the individual elements of compensation are included below.

Base Salary

Base salaries for our NEOs are targeted, on average, around the median level for comparable positions based on market benchmarking, as well as a review of scope, duties and responsibilities, along with performance, experience and internal equity. Merit increases in base salary for our senior executives are also determined by the results of the Board’s annual leadership review. At this review, our CEO assesses the performance of our top executives and presents his perspectives to our Board. Our CEO’s base salary and total compensation are reviewed by the Compensation Committee following the annual CEO performance review. Generally, in February of each year, the CEO and Compensation Committee reach agreement on his goals and objectives for the upcoming year, and the Compensation Committee evaluates his performance for the prior year against the prior year’s agreed goals and objectives. Our CEO has traditionally received a lower percentage of his total compensation in the form of fixed amounts like base salary relative to our other executives in order to link more closely his compensation to the performance of the Company. The 2019 and 2020 base salaries of our NEOs are summarized in the table below:

Base Salaries
2019 and 2020 Base Salary Rate(1)
Raymond E. Scott	$1,200,000
Jason M. Cardew	$700,000
Frank C. Orsini	$800,000
Thomas A. DiDonato	$700,000
Carl A. Esposito	$650,000
(1)

Effective April 16, 2020, in response to industry conditions created by the COVID-19 pandemic, the Company implemented a 20% deferral of base salary for each of our NEOs. In addition, Mr. Scott’s base salary was reduced by 10%, and each of our other NEOs’ base salaries were reduced by 5%, for the remainder of 2020. The salary deferrals and salary reductions were discontinued for our NEOs, effective as of November 16, 2020 based on the Compensation Committee’s assessment that business conditions had improved and that the salary deferrals enacted for the Company’s global salaried employees could be repaid prior to December 31, 2020. The repayment of salary deferrals for the Company’s global salaried employees was a condition to the repayment of salary deferrals for the NEOs.

For 2021, as of March 1, the annual base salaries for our NEOs remain unchanged from the 2020 annual base salary rates (prior to the COVID-19-related deferrals and reductions).

40	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

2020 Incentive Programs

Pay for Performance

All of the annual incentive opportunity and the majority (80%) of the long-term incentive opportunity are determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results or that only have value if our stock price appreciates. In addition, as part of the Company’s long-term strategy for providing retirement benefits, the Company has historically granted time-based Career Shares; however, for 2020, this award opportunity was also subject to three performance conditions. In order to drive profitable growth with efficient capital management, we selected complementary performance measures (which assess earnings and capital management over annual or three-year periods) to use in our incentive plans for 2020:

Measure	Plan	Weighting	Background

Adjusted Operating Income(1)	AIP	100%

•  Pre-tax income before equity income, interest, other expense, restructuring costs and other special items.

•  Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize earnings from current operations.

Cumulative Adjusted Pre-Tax Income	LTSIP	66 2/3% for Performance Shares

•  Cumulative consolidated adjusted net income for the three-year performance period (2020-2022) before a provision for income taxes, excluding certain transactions.

•  Focuses on earnings generated from products sold, encouraging profitable revenue growth and efficient management of costs over time.

Relative TSR	LTSIP	33 1/3% for Performance Shares and Career Shares

•  Relative TSR for the 2020 Performance Share awards for the three-year performance period (2020-2022) based on the TSR achieved by the Company relative to the TSR of a group of auto suppliers and industrial companies over the performance period.

•  2020 Career Share awards earned in part based on the TSR achieved by the Company relative to the TSR of a group of auto suppliers and industrial companies over the performance period (November 1, 2020 through the end of the 2021 calendar year).

•  Focuses on alignment of executive pay with value creation for our shareholders relative to our peers.

Total Liquidity	LTSIP	33 1/3% for Career Shares	• Based on the Company’s cash and cash equivalents on hand, plus available borrowing capacity under the Company’s committed revolving credit facility, measured as of December 31, 2021.

Backlog	LTSIP	33 1/3% for Career Shares

•  Based on the Company’s estimated net sales over the next three years following the measurement date (December 31, 2021) from formally awarded new programs, less lost and discontinued programs. This measure excludes the sales backlog at the Company’s nonconsolidated joint ventures.

•  The Company’s current sales backlog assumes volumes based on the independent industry projections of IHS Automotive and internal estimates.

(1)

The Compensation Committee originally provided that the 2020 AIP would be earned 50% based on Adjusted Operating Income and 50% based on Free Cash Flow. However, as described in more detail below, as a result of COVID-19, the Compensation Committee decided to implement a revised AIP performance goals for 2020 to be based solely Adjusted Operating Income.

2021 Proxy Statement	|	41

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Our NEOs and nearly 7,000 other employees are eligible to participate in the AIP, which. provides annual cash incentive award opportunities based upon the achievement of financial performance goals important to the Company’s success. Awards, if earned, are typically paid early in the following year based on our performance achieved in the prior fiscal year.

Target Annual Incentive.    Each NEO is assigned an annual target opportunity under the AIP expressed as a percentage of such officer’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his or her variable compensation in the form of an annual incentive, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation.

For 2020, the target annual incentive opportunity for each of Messrs. Scott, Orsini, DiDonato, Cardew and Esposito was 150%, 100%, 100%, 90% and 80%, respectively, of their pre-COVID-19-reduction base salaries. For 2021, Mr. Cardew’s target annual incentive opportunity has been increased to 100% of his base salary, and, as of March 1, 2021 the target annual incentive opportunities for the other NEOs remain unchanged from 2020.

Financial Measures.    Our initial 2020 AIP, which was approved in January 2020, utilized Adjusted Operating Income and Free Cash Flow because they are highly visible and important measures of operating performance that are relied upon by investors. The goals applicable to the 2020 AIP were initially set based on the Board-approved budget, with the target goals reflecting a level of performance which at the time was anticipated to be challenging but achievable; the threshold goals reflecting a level of performance at which the Compensation Committee believed a portion of the award should be earned; and the maximum goals being set well above target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted.

As previously discussed, in August 2020, our Compensation Committee approved revised AIP goals based solely on Adjusted Operating Income as a result of the impact of the COVID-19 pandemic on our business. The revised full-year AIP goals were lower than those set in January 2020 with commensurately reduced potential payouts. Specifically, the revised 2020 AIP provided for a target payout of 50%, and a maximum payment of 60%, of the original opportunities set at the start of the year, reflecting a 50% reduction in the target opportunity and a 140% reduction in the maximum opportunity set at the start of the year. Accordingly, payouts, as a percentage of target, to our NEOs would not exceed the payouts earned under the AIP for 2019 performance (which were 61% of target). The Compensation Committee felt that these revised AIP goals were challenging and that correspondingly smaller award opportunities were appropriate in the current environment. The Compensation Committee also felt that these revised AIP goals would support value creation while also motivating and rewarding thousands of our employees during this tumultuous year.

Payouts. Our actual 2020 Adjusted Operating Income (as reflected in the chart above under the heading, “Executive Summary — Executive Compensation Highlights — 2020 Annual Incentive Program”) resulted in annual incentive awards being earned at 60% of target, as shown below for each NEO.

2020 Annual Incentives
	Target Opportunity (as % of Base)	Target Amount(1)	Actual Performance	2020 Incentive Amount(2)
Raymond E. Scott	150%	$1,800,000	60%	$1,080,000
Jason M. Cardew	90%	$630,000	60%	$378,000
Frank C. Orsini	100%	$800,000	60%	$480,000
Thomas A. DiDonato	100%	$700,000	60%	$420,000
Carl A. Esposito	80%	$520,000	60%	$312,000
(1)	Reflects target opportunity as a percentage of full 2020 base salary, not adjusted for COVID-19 salary deferrals and reductions.

(2)	The 2020 Incentive amount represents the amount actually earned, which is calculated as the Target Amount multiplied by the Actual Performance (60%).

42	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our stockholders. To achieve these goals, we have adopted a “portfolio” approach that recognizes the strengths and weaknesses that various forms of long-term incentives provide.

2020 Awards.    In the later part of 2019, the Compensation Committee approved certain changes to the long-term equity incentive compensation program for the January 2020 awards. The Performance Shares granted in 2020 are earned based on three-year results for two performance measures, Adjusted Cumulative Pretax Income (two-thirds of the award) and, in lieu of Adjusted ROIC (which had been used in prior years), Relative TSR (one-third of the award). In addition, the Compensation Committee decided in the latter part of 2019 to grant stock options as part of the January 2020 award opportunity resulting in a grant mix consisting approximately 60% of Performance Shares, 20% of time-based RSUs, and 20% of non-qualified stock options. The addition of a Relative TSR performance metric and stock option awards to the long-term incentive compensation program is intended to further align the interests of our NEO with creating value for our shareholders as these components’ potential realizable value is tied directly to shareholders’ relative and absolute TSR experience.

Effective as of January 1, 2020, the target value of the 2020 long-term incentive opportunities for Messrs. Scott and Cardew were increased, respectively, from 680% to 700% of his annual base salary, and from 200% to 270% of his annual base salary. For 2020, the target value of Mr. Esposito’s 2020 long-term incentive opportunity was 270% of his annual base salary.

The specific amounts and terms of the 2020 long-term incentive awards are shown in and following the “2020 Grants of Plan-Based Awards” table below. The target levels of Cumulative Adjusted Pre-Tax Income and Relative TSR performance for the Performance Shares were set by reference to the Board-approved budget in November 2019 based on the forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted.

The Relative TSR peer group for these awards is as follows:

2020-2022 Performance Shares – Relative TSR Peer Group
Adient plc	Cooper-Standard Holdings Inc.	Gentherm Incorporated	Standard Motor Products, Inc.
Allison Transmission Holdings, Inc.	Cummins Inc.	Goodyear Tire & Rubber Co.	Tenneco Inc.
American Axle & Mfg Holdings, Inc.	Dana Incorporated	LCI Industries	Valeo SA
Aptiv PLC	Delphi Technologies PLC	Magna International Inc.	Visteon Corporation
Autoliv, Inc.	Dorman Products, Inc.	Meritor, Inc.
BorgWarner Inc.	Eaton Corporation plc	Modine Manufacturing Company
Continental Aktiengesellschaft	Faurecia S.A.	Navistar International Corporation
Cooper Tire & Rubber Company	Gentex Corporation	PACCAR Inc.

Vesting of 2018 Performance Share Awards.    In 2018, each of our Named Executive Officers (other than Mr. Esposito, who did not commence employment with the Company until 2019) received grants of Performance Shares for the 2018-2020 performance period, with performance vesting terms based on Adjusted ROIC and Cumulative Adjusted Pre-Tax Income, which are assessed separately. The RSUs that were granted at the same time as the 2018 Performance Shares (which represented 25% of the total equity award value at target) vested in January 2021.

The threshold, target, maximum and actual Adjusted ROIC and Cumulative Adjusted Pre-Tax Income levels for the 2018-2020 performance period are shown above under the heading “Compensation Discussion and Analysis — Executive Summary — 2018-2020 Performance Shares” and exclude the impact of the COVID-19 pandemic as further described in the next paragraph. If the threshold, target or maximum goals for these measures were attained during the performance period, 50%, 100% or 200% of the target performance shares for each executive, respectively, would be earned.

In determining the payouts of the 2018 Performance Shares, consistent with our pay-for-performance philosophy of providing incentive payouts for delivering operating results, the Compensation Committee deemed it appropriate to exclude the estimated

2021 Proxy Statement	|	43

COMPENSATION DISCUSSION AND ANALYSIS

impact of the COVID-19 pandemic from our financial performance results as a significant unplanned, unbudgeted item. Factoring in such exclusions, Adjusted ROIC was achieved below the threshold level of performance, and accordingly, no Performance Shares were earned based on that performance goal. However, Cumulative Adjusted Pre-Tax Income was achieved between the threshold and target levels of performance, and given the overall weighting of the performance metrics, the overall award was earned at 22% of target (see the charts above under the heading “Executive Summary — Executive Compensation Highlights — 2018-2020 Performance Shares” for our Adjusted ROIC and Cumulative Adjusted Pre-Tax Income results). The resulting share amounts earned by the participating NEOs are shown in the table below:

2018-2020 Performance Shares
	Target Shares (#)	Actual Performance	Actual Shares Earned (#)
Raymond E. Scott	26,912	22%	5,920
Jason M. Cardew	2,507	22%	551
Frank C. Orsini	9,531	22%	2,096
Thomas A. DiDonato	7,609	22%	1,673
Carl A. Esposito	—	—	—

Changes for 2021 Equity Award Opportunities.    In late 2020, the Compensation Committee approved an increased 2021 target long-term incentive opportunity for Mr. Cardew, from 270% to 300% of his annual base salary.

Retirement Benefits

Summary of Retirement Benefits

Our NEOs participate in our retirement savings plan, qualified pension plan, pension equalization plan and supplemental savings plan, as eligible. These benefits provide rewards for long-term service to the Company and an income source in an executive’s post-employment years. The various components of our retirement benefit program (including our frozen defined benefit pension plans) disclosed in this proxy statement are summarized in the table below. The general terms of these plans and formulas for calculating benefits are summarized following the 2020 Summary Compensation Table, 2020 Pension Benefits table and 2020 Nonqualified Deferred Compensation table, respectively, in “Executive Compensation.”

Summary of Retirement Benefits
Type	Plan/Program	Component/Feature	Purpose	Pages for Further Details

Defined Contribution	Salaried Retirement Program (Qualified)	Deferral	Standard 401(k) plan and matching contribution	49
		Company Match
		Pension Savings Plan	Company contribution

	Salaried Retirement Restoration Program (Non-Qualified)	Deferral	Excess programs for amounts above qualified plan limits	56 to 59
		Company Match
		Pension Savings Plan

Defined Benefit (frozen as of 12/31/06)	Lear Corporation Pension Plan	Qualified Pension Plan (frozen)	n/a	56 to 57
	Pension Equalization Program	Part of SERP (frozen)		57
	Salaried Retirement Restoration Program (Pension Makeup)	Part of SERP (frozen)		57

Additional	Career Shares (described below)	Shares not distributed until earlier of age 62 or 3 years after retirement.	Intended to facilitate a very long-term shareholder perspective by the NEOs and other senior executives.	50 to 52; 59; 62 to 63

44	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Career Shares

Since 2012, each November, the Compensation Committee grants awards of Career Shares, which are RSUs that generally must be held until after retirement. The annual granting of Career Shares, which is approaching 10 years of use by the Company, is an integral component of the Company’s strategy to facilitate a very long-term shareholder perspective by the Named Executive Officers and other senior executives. The grants are also intended to motivate and retain key talent during industry cycles and support long-term talent initiatives and succession planning. Individual awards are differentiated by position level, performance and other factors.

On November 18, 2020, the Compensation Committee approved grants of Career Shares pursuant to the LTSIP for the Named Executive Officers, in the amounts reported in “Executive Compensation — Summary Compensation Table” and “— Grants of Plan-Based Awards Table” below (the “Performance-Based Career Shares”), and other senior leaders. The 2020 grants are larger than in prior years to help the Company retain key talent in a very uncertain and highly competitive environment where competitors are aggressively recruiting our executives. Unlike prior awards, the 2020 grants are also subject to the achievement of relevant strategic and Relative TSR goals to focus our executives on near- and long-term organizational goals and align the value realized with our shareholders. Career Shares are generally required to be held until retirement, since they are not distributed until the later of age 62 or the vesting date. For purposes of illustration, our Named Executive Officers are required to hold the earned Performance-Based Career Shares for an average of at least seven years from the grant date (based on number of years until the earliest distribution opportunity), during which time the Performance-Based Career Shares will remain subject to forfeiture in the event of a voluntary resignation before retirement eligibility has been achieved.

The award opportunity for the Named Executive Officers will only be earned if specific performance goals are achieved at the end of 2021, with earned shares continuing to be subject to the three-year time-vesting requirement (and delayed settlement, on average, at least seven years) thereafter: (i) liquidity (weighted 1/3), (ii) sales backlog (weighted 1/3), and (iii) Relative TSR (weighted 1/3), which must be at the median or higher relative to a group of auto suppliers and industrial companies (below median TSR performance would result in forfeiting this portion of the award opportunity). These measures were selected by the Compensation Committee because they are key indicators of the Company’s ability to maintain a strong balance sheet, to recover from the effects of the COVID-19 pandemic and to position itself for long-term profitable growth. Payouts for the awards cannot exceed the target number of shares.

Management Stock Ownership Guidelines

The management stock ownership guidelines create a strong link between our long-term success and the ultimate pay of our executive officers through specified stock ownership levels based on a multiple of base salary, as shown in the table below. Under the guidelines, unvested awards generally do not count towards the ownership goal; however, once they are within 24 months of vesting, (i) for all executive officers, 60% of RSUs awarded count towards the goal, and (ii) for retirement-eligible executive officers only, 60% of Career Shares awarded count towards the goal. Until an executive meets the goal, he or she must hold 50% of the net shares acquired upon the vesting of equity awards. Share ownership targets for executives reaching age 60 are reduced by 10% annually up to a maximum reduction of 50%.

Position	Required Share Ownership Level (multiple of base salary)
CEO	6X
Executive Vice Presidents	3X
Senior Vice Presidents	3X
Other Executive Officers	1.5X

Our stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. As of our latest measurement date (December 31, 2020), all of our NEOs who were subject to the guidelines have met their respective required ownership levels, other than

(i) Mr. Cardew, who became subject to the guidelines upon his transition to the role of Senior Vice President and CFO during 2019, and (ii) Mr. Esposito, who joined the Company in September 2019.

2021 Proxy Statement	|	45

COMPENSATION DISCUSSION AND ANALYSIS

Equity Award Policy

We do not time the grant of equity awards in coordination with the release of material non-public information. Our equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. The Compensation Committee has approved and formalized our equity award policy. It provides that the effective grant date of equity awards must be either the date of Compensation Committee or other committee approval or some future date specifically identified in such approval. If such awards are granted, the exercise price of stock options and grant price of

Stock Appreciation Rights shall be the closing market price of our common stock on the grant date. The Compensation Committee must approve all awards to our executive officers. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards. In addition, the aggregate award pool to non-executive officers must be approved by the Compensation Committee but may be allocated to individual employees by the CEO.

Employment Agreements/Termination/Change in Control Benefits

As described in detail and quantified in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” our NEO receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations following a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. The Compensation Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. The LTSIP provides all participants, including NEOs, double-trigger vesting (i.e., qualifying termination of employment following a change in control) of equity awards (that are not assumed or replaced by the successor company), which protects employees and supports and orderly transition of leadership.

None of the employment agreements with the Company’s executive officers contains an excise tax gross-up provision.

Health, Welfare and Certain Other Benefits

To remain competitive in the market for a high-caliber management team, the Company has traditionally provided its executive officers, including our CEO, with health, welfare and other fringe benefits. In addition, personal use of our corporate aircraft has been eliminated except with respect to our CEO, with approval of the Chairman of the Board or Chairman of the

Compensation Committee. The Company does not provide tax gross-up payments for the imputed income associated with personal use of corporate aircraft. There was personal use of corporate aircraft in 2020 by our CEO on a limited basis.

Clawback Policy

The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after February 7, 2013 (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Clawback Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Clawback Policy. The Clawback Policy will be interpreted and administered (and, as

46	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and

Consumer Protection Act, and any official guidance issued thereunder.

Hedging and Pledging

The Company maintains a formal policy prohibiting officers and directors from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. The policy was most recently revised effective September 13, 2017 to eliminate the General Counsel’s discretion to grant exceptions to the pledging prohibition.

Tax Treatment of Executive Compensation

One of the factors the Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. We have generally sought to grant stock-settled equity awards to executives, which receive fixed accounting treatment, as opposed to cash-settled equity awards, which receive variable accounting treatment. We intend to continue to evaluate these factors in the future.

2021 Proxy Statement	|	47

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO, and the other Named Executive Officers during the last three completed fiscal years. The footnotes accompanying the 2020 Summary Compensation Table generally explain amounts reported for 2020, unless otherwise noted.

2020 Summary Compensation Table
Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards(1)(e)	Option Awards(2)(f)	Non-Equity Incentive Plan Compensation(3)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(h)	All Other Compensation(5)(i)	Total Compensation(j)

Raymond E. Scott, President and Chief Executive Officer	2020	$1,144,000	$—	$10,020,830	$1,680,001	$1,080,000	$366,594	$423,344	$14,714,769
	2019	$1,200,000	$—	$10,596,388	$—	$1,098,000	$381,416	$442,453	$13,718,257
	2018	$1,109,183	$—	$6,968,803	$—	$1,429,734	$—	$428,585	$9,936,305

Jason M. Cardew, (6) Senior Vice President and Chief Financial Officer	2020	$683,667	$—	$2,720,077	$378,030	$378,000	$97,873	$149,485	$4,407,132
	2019	$575,000	$—	$1,560,912	$—	$313,119	$95,202	$122,650	$2,666,883

Frank C. Orsini, Executive Vice President, and President, Seating	2020	$781,333	$—	$3,610,431	$480,026	$480,000	$164,954	$190,045	$5,706,789
	2019	$800,000	$—	$3,169,401	$—	$488,000	$153,031	$215,730	$4,826,162
	2018	$764,396	$—	$2,474,496	$—	$658,713	$—	$258,037	$4,155,642

Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer	2020	$683,667	$—	$2,634,758	$399,011	$420,000	$—	$145,316	$4,282,752
	2019	$700,000	$—	$2,768,236	$—	$362,950	$—	$159,501	$3,990,687
	2018	$671,875	$—	$2,113,925	$—	$467,625	$—	$220,244	$3,473,669

Carl A. Esposito, (7) Senior Vice President and President, E-Systems	2020	$634,833	$—	$2,202,704	$351,015	$312,000	$—	$134,190	$3,634,742
	2019	$216,667	$400,000	$6,149,790	$—	$—	$—	$17,710	$6,784,167
(1)

The amounts reported in this column for 2020 reflect the aggregate fair value of Career Shares, RSUs and Performance Shares (subject to the note below) under the LTSIP granted in the year determined in accordance with ASC Topic 718. The 2020 fair values by award type are shown below. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in our 2020 Annual Report on Form 10-K for the assumptions made in determining these values.

Name	Performance- Based Career Share RSU Grant Date Value	RSU Grant Date Value	2020 Performance Shares Grant Date Value	Total Grant Date Value	2020 Performance Shares at Maximum Value

Raymond E. Scott	$2,660,020	$1,679,959	$5,680,851	$10,020,830	$11,361,702

Jason M. Cardew	$1,064,017	$377,963	$1,278,097	$2,720,077	$2,556,194

Frank C. Orsini	$1,507,378	$479,948	$1,623,105	$3,610,431	$3,246,210

Thomas A. DiDonato	$886,627	$398,976	$1,349,155	$2,634,758	$2,698,310

Carl A. Esposito	$664,970	$350,925	$1,186,809	$2,202,704	$2,373,618
(2)

The amounts reported in this column for 2020 represent the grant date fair value of nonqualified stock options under the LTSIP granted in the year determined in accordance with ASC Topic 718. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in our 2020 Annual Report on Form 10-K for the assumptions made in determining these values.

(3)

The amounts reported in this column for 2020 represent the amounts earned under the AIP, based on achievement of the 2020 AIP targets, as adjusted by the Compensation Committee in August 2020, as described above in the Compensation Discussion and Analysis under the heading, “Annual Incentives.”

(4)

Represents the aggregate annualized change in the actuarial present value of each applicable Named Executive Officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans), all of which have been frozen since December 31, 2006.

48	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

(5)	The amounts reported in this column for 2020 for each Named Executive Officer include:

•	matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Retirement Savings Plan, Company contributions under the Pension Savings Plan (described below) and contributions to the Lear Corporation Salaried Retirement Restoration Program as follows:

Name	Pension Savings Plan Qualified Contribution	Salaried Retirement Restoration Program Nonqualified Contribution	Retirement Savings Plan Qualified Matching Contribution	Retirement Savings Plan Nonqualified Matching Contribution

Raymond E. Scott	$24,651	$245,601	$12,825	$90,585

Jason M. Cardew	$24,675	$ 76,883	$12,825	$32,765

Frank C. Orsini	$24,654	$105,766	$12,825	$45,135

Thomas A. DiDonato	$21,519	$ 70,016	$12,825	$35,008

Carl A. Esposito	$11,461	$ 72,035	$ 8,942	$38,308

•	imputed income with respect to life insurance coverage in the following amounts: Mr. Scott, $3,612; Mr. Cardew, $1,932; Mr. Orsini, $1,260; Mr. DiDonato, $5,544; and Mr. Esposito, $1,932.

•	$405 in life insurance premiums paid by the Company on behalf of each of Messrs. Scott, Cardew, Orsini, DiDonato and Esposito.

•	the aggregate incremental cost relating to Mr. Scott’s personal use of the Company’s aircraft of $45,165.

(6)	Mr. Cardew was not a Named Executive Officer prior to 2019, and thus, no compensation information is reported for him in this table for 2018.

(7)	Mr. Esposito was not a Named Executive Officer prior to 2019, and thus, no compensation information is reported for him in this table for 2018.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. Each employment agreement specifies the annual base salary for the executive, which may be increased at the discretion of the Compensation Committee. In addition, the employment agreements specify that the executives are eligible for an annual incentive compensation bonus and participation in the Company’s long-term incentive plan. Under the terms of the employment agreements, each Named Executive Officer is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally. Under the employment agreements, if the Company reduces an executive’s base salary, adversely changes the manner of computing an executive’s incentive compensation opportunity, defers payment of his or her compensation or eliminates or substantially modifies his or her benefits, the executive would have a basis to invoke his or her rights under the agreement for termination for good reason. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control.”

Lear Corporation Salaried Retirement Program

The Lear Corporation Salaried Retirement Program (“Retirement Program”) is comprised of two components: (i) the Retirement Savings Plan (deferral and match) and (ii) the Pension Savings Plan. We established the Retirement Program pursuant to Section 401(a) of the Internal Revenue Code for eligible employees. Under the Retirement Savings Plan, each eligible employee may elect to contribute, on a pre-tax basis, a portion of his or her eligible compensation in each year. The Company provides a matching contribution of 100% of an employee’s contribution up to the first 3% of the employee’s eligible compensation, plus 50% of an employee’s contribution up to the next 3% of the employee’s eligible compensation, regardless of service. In addition, the Retirement Savings Plan allows for discretionary Company matching contributions. Company matching contributions are initially invested in accordance with the Participant’s deferral contributions and can be transferred by the participant to other funds under the Retirement Savings Plan at any time.

Company matching contributions generally become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.

Under the Pension Savings Plan, we make contributions to each eligible employee’s Pension Savings Plan account based on the employee’s “points,” which are the sum total of the employee’s age and years of service as of January 1 of the plan year. Based on an employee’s points, we contribute: (i) from 3% to 8% of eligible compensation up to the Social Security Taxable Wage Base and (ii) from 4.5% to 12% of eligible compensation over the Social Security Taxable Wage Base. All Pension Savings Plan contributions are generally determined as of the last day of each month, provided, generally, that the employee is actively employed on such date, and are allocated monthly. Contributions generally become vested under the Pension Savings Plan at a rate of 20% for each full year of service.

2021 Proxy Statement	|	49

EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

The following table discloses the grants of plan-based awards made to our Named Executive Officers in 2020.

Name(a)	Type of Award	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)(#)	All Other Option Awards: Number of Securities Underlying Options (j)(#)	Exercise Price of Option Awards (k)($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) (l)
			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)(#)	Target (g)(#)	Maximum (h)(#)

Raymond E. Scott	Annual Incentive Award	—	$900,000	$1,800,000	$3,600,000

	Performance Share Award(3)	1/2/2020				17,988	35,976	71,952				$5,680,850

	RSU Award(4)	1/2/2020							11,992			$1,679,959

	Stock Option Award(5)	1/2/2020								55,409	$140.09	$1,680,001

	RSU Award (Performance-Based Career Shares)(6)	11/18/2020				—	21,250	21,250				$2,660,020

Jason M. Cardew	Annual Incentive Award	—	$315,000	$630,000	$1,260,000

	Performance Share Award(3)	1/2/2020				4,047	8,094	16,188				$1,278,097

	RSU Award(4)	1/2/2020							2,698			$377,963

	Stock Option Award(5)	1/2/2020								12,468	$140.09	$378,030

	RSU Award (Performance-Based Career Shares)(6)	11/18/2020				—	8,500	8,500				$1,064,018

Frank C. Orsini	Annual Incentive Award	—	$400,000	$800,000	$1,600,000

	Performance Share Award(3)	1/2/2020				5,139	10,279	20,558				$1,623,105

	RSU Award(4)	1/2/2020							3,426			$479,948

	Stock Option Award(5)	1/2/2020								15,832	$140.09	$480,026

	RSU Award (Performance-Based Career Shares)(6)	11/18/2020				—	12,042	12,042				$1,507,377

Thomas A. DiDonato	Annual Incentive Award	—	$350,000	$700,000	$1,400,000

	Performance Share Award(3)	1/2/2020				4,272	8,544	17,088				$1,349,155

	RSU Award(4)	1/2/2020							2,848			$398,976

	Stock Option Award(5)	1/2/2020								13,160	$140.09	$399,011

	RSU Award (Performance-Based Career Shares)(6)	11/18/2020				—	7,083	7,083				$886,626

Carl A. Esposito	Annual Incentive Award	—	$260,000	$520,000	$1,040,000

	Performance Share Award(3)	1/2/2020				3,758	7,516	15,032				$1,186,809

	RSU Award(4)	1/2/2020							2,505			$350,925

	Stock Option Award(5)	1/2/2020								11,577	$140.09	$351,015

	RSU Award (Performance-Based Career Shares)(6)	11/18/2020				—	5,312	5,312				$664,970
(1)

For the Annual Incentive Award, the threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the total bonus opportunity for each Named Executive Officer. As indicated above under “—2020 Incentive Programs – Annual Incentives,” in August 2020, our Compensation Committee implemented revised AIP goals based solely on Adjusted Operating Income as a result of the effects of the COVID-19 pandemic. The revised full-year AIP goals are lower than those set in January 2020 with commensurately reduced potential payouts. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. For the Annual Incentive Award, the target bonus opportunity for the Named Executive Officers was also based on a percentage of base salary, which is 150% for Mr. Scott, 100% for Messrs. Orsini, and DiDonato, 90% for Mr. Cardew and 80% for Mr. Esposito. The Target Amount is generally the Named Executive Officer’s base salary multiplied by his respective Target Opportunity.

(2)	See Note 13, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2020 Annual Report on Form 10-K for the assumptions made in determining values.

(3)	See “— Performance Shares” below for an explanation regarding the vesting and distribution of the Performance Shares.

(4)	The RSUs generally vest and are paid in shares of Lear common stock on the third anniversary of the grant date.

(5)	The stock options vest ratably on the anniversary of the grant date over three years.

50	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

(6)	See “—Performance-Based Career Shares” below for an explanation regarding the vesting and distribution of the Performance-Based Career Shares.

Annual Incentives

A summary description of the Company’s AIP is included above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”

Long-Term Incentives

The Performance Shares, RSUs, stock options, and Performance-Based Career Shares were all granted pursuant to the LTSIP, a summary description of which is included above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

Performance Shares

Payment of each Performance Share award is contingent on the Company attaining certain levels of Cumulative Adjusted Pre-Tax Income and Relative TSR in the 2020-2022 performance period. Two-thirds of each Performance Share award can be earned based on Cumulative Adjusted Pre-Tax Income performance and one-third can be earned based on Relative TSR performance. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of Performance Shares, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are credited with respect to Performance Shares at the same time as dividends are paid on the Company’s common stock; however, the dollar amount of these dividend equivalents is not paid unless and until the performance goals are met with respect to the underlying Performance Shares.

Restricted Stock Units

In general, the RSUs vest and settle in shares of common stock on the third anniversary of the grant date, generally subject to the executive’s continued employment. For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the dollar amount of these dividend equivalents is not paid unless and until the underlying RSUs vest and are paid.

Stock Options

In general, the stock options vest over three years on each anniversary of the grant date, generally subject to the executive’s continued employment. For a description of the effect of a termination of employment or a change in control on the vesting of stock options, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Retirement Benefits

Performance-Based Career Shares

The Performance-Based Career Shares will be earned only if specific performance goals are achieved at the end of 2021, following which the awards will continue to be subject to a time-vesting requirement and delayed settlement, as described below: (i) liquidity (weighted 1/3), (ii) sales backlog (weighted (1/3), and (iii) Relative TSR (weighted 1/3), measured from November 1, 2020 through the end of the 2021 calendar year. Any Performance-Based Career Shares that are earned based on the achievement of these performance goals will otherwise be subject to terms and conditions under the LTSIP that are generally consistent with those applicable to the Career Shares previously awarded to the Named Executive Officers, which includes a time-vesting schedule (vesting on the third anniversary of the grant date) and delayed settlement. In general, the underlying shares of common stock for the vested Performance-Based Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a Performance-Based Career Share “qualifying retirement” (i.e., voluntary termination at or after age 62 or the date that the executive attains a combined number of age and years of

2021 Proxy Statement	|	51

EXECUTIVE COMPENSATION

service of 65, with a minimum age of 55 and minimum service of five years), the underlying shares of common stock for the vested Performance-Based Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, or the executive is terminated without “cause” or resigns for “good reason,” in each case after the first anniversary of the grant date, the underlying shares of common stock for the vested Performance-Based Career Shares are not distributed until the later of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

52	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

2020 Outstanding Equity Awards At Fiscal Year-End

The following table shows outstanding equity awards as of December 31, 2020, for each Named Executive Officer.

	Option Awards				Stock Awards
Name(a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested(1)(g)	Market Value of Shares or Units of Stock That Have Not Vested(2)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested(3)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested(3)(j)

Raymond E. Scott	—	55,409	$140.09	1/2/2030	45,122	$7,348,943	117,887	$18,931,857

Jason M. Cardew	—	12,468	$140.09	1/2/2030	8,290	$1,344,126	28,015	$ 4,488,225

Frank C. Orsini	—	15,832	$140.09	1/2/2030	14,524	$2,367,233	39,860	$ 6,393,956

Thomas A. DiDonato	—	13,160	$140.09	1/2/2030	14,029	$2,284,849	30,206	$ 4,848,663

Carl A. Esposito	—	11,577	$140.09	1/2/2030	58,631	$9,428,770	20,344	$ 3,252,274

(1)

The figures in column (g) represent the following RSU awards granted under the LTSIP (other than the Performance-Based Career Shares, which are reported in column (j) and are described in footnote 3 below):

	Number of 2018 RSUs Vested January 2, 2021	Number of 2019 RSUs Vesting January 2, 2022	Number of 2020 RSUs Vesting January 2, 2023	Number of 2019 RSUs Vesting September 3, 2021	Number of 2019 RSUs Vesting September 3, 2022	Number of 2019 RSUs Vesting September 3, 2023	Number of 2018 Career Shares Vesting November 14, 2021	Number of 2019 Career Shares Vesting November 14, 2022

Raymond E. Scott	8,970	16,456	11,992	—	—	—	3,611	4,093

Jason M. Cardew	835	2,218	2,698	—	—	—	902	1,637

Frank C. Orsini	3,177	4,840	3,426	—	—	—	1,444	1,637

Thomas A. DiDonato	2,536	4,023	2,848	—	—	—	2,167	2,455

Carl A. Esposito	—	—	2,505	18,300	18,300	18,299	—	1,227

(2)

The total values in column (h) equal the total number of RSUs (other than the Performance-Based Career Shares) held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2020, which was $159.03 per share, plus the following accrued dividend equivalents and interest at the prime rate (which are paid if and when the underlying RSUs vest and are paid):

	2018 RSU Dividend Equivalents	2019 RSU Dividend Equivalents	2020 RSU Dividend Equivalents	2018 Career Shares Dividend Equivalents	2019 Career Shares Dividend Equivalents	Total Dividend Equivalents

Raymond E. Scott	$65,868	$69,405	$12,477	$17,997	$7,444	$173,191

Jason M. Cardew	$6,132	$9,355	$2,807	$4,496	$2,977	$25,767

Frank C. Orsini	$23,329	$20,413	$3,565	$7,197	$2,977	$57,481

Thomas A. DiDonato	$18,622	$16,967	$2,963	$10,800	$4,465	$53,817

Carl A. Esposito	$—	$99,844	$2,606	$—	$2,232	$104,682

2021 Proxy Statement	|	53

EXECUTIVE COMPENSATION

(3)

The total amounts and values in columns (i) and (j) represent the total number of (a) Performance Shares, at the maximum level for the 2020-2022 performance period and at the threshold level for the 2019-2021 performance period, and (b) Performance-Based Career Shares awarded in 2020, which remain subject to the achievement of the applicable performance goals, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2020, which was $159.03 per share. These amounts exclude the Performance Shares for the 2018-2020 performance period that vested based on performance through December 31, 2020 and are reported in the “2020 Option Exercises and Stock Vested” table. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare our performance through 2020 under the Performance Share grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through the end of the first year of the 2020-2022 performance period and the second year of the 2019-2021 performance period, we have reported the following Performance Shares at the maximum award level and at the threshold level, respectively, for each of these two performance periods. The maximum number of Performance-Based Career Shares that may be earned are reported in the table below. Amounts also include the following accrued dividend equivalents (for the Performance Shares, at the maximum level or threshold level, as applicable, and for the Performance-Based Career Shares, at the maximum level, which are not paid unless the performance goals are met with respect to the underlying Performance Shares or Performance-Based Career Shares):

	Number of 2019 Performance Shares (Threshold)	Number of 2020 Performance Shares (Maximum)	Number of 2020 Performance- Based Career Shares Vesting November 14, 2023 (Maximum)	2019 Performance Share Dividend Equivalents (2019-2021 Awards)	2020 Performance Share Dividend Equivalents (2020-2022 Awards)	2020 Performance- Based Career Share Dividend Equivalents	Total Dividend Equivalents

Raymond E. Scott	24,685	71,952	21,250	$104,112	$74,862	$5,313	$184,287

Jason M. Cardew	3,327	16,188	8,500	$14,032	$16,843	$2,125	$33,000

Frank C. Orsini	7,260	20,558	12,042	$30,620	$21,389	$3,011	$55,020

Thomas A. DiDonato	6,035	17,088	7,083	$25,453	$17,779	$1,771	$45,003

Carl A. Esposito	—	15,032	5,312	$—	$15,640	$1,328	$16,968

54	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

2020 Option Exercises and Stock Vested

The following table sets forth certain information regarding stock-based awards that vested during 2020 for our Named Executive Officers. No options were exercised during 2020.

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (d)(1)	Value Realized on Vesting (e)(1)(2)

Raymond E. Scott	—	—	12,104	$1,903,095

Jason M. Cardew	—	—	2,074	$315,189

Frank C. Orsini	—	—	6,897	$1,053,762

Thomas A. DiDonato	—	—	6,542	$992,923

Carl A. Esposito	—	—	—	$—

(1)

For all Named Executive Officers (other than Mr. Esposito, who did not vest in any awards in 2020), consists of 2017 RSU awards that vested on January 3, 2020, 2017 Career Shares that vested on November 14, 2020, and performance shares that vested based on performance during the three-year period ended December 31, 2020 (which were paid in 2021), in the following amounts:

	Number of 2017 RSU Shares Acquired on Vesting	2017 RSU Value Realized on Vesting	Number of 2017 Career Shares Acquired on Vesting	2017 Career Shares Value Realized on Vesting	Number of 2018 Performance Shares Acquired On Vesting (2018-2020 Awards)	2018 Performance Share Value Realized on Vesting (2018-2020 Awards)	Total RSU, Career Share and Performance Share Value

Raymond E. Scott	4,488	$614,093	1,696	$236,049	5,920	$959,040	$1,809,182

Jason M. Cardew	1,043	$142,714	480	$66,806	551	$89,262	$298,782

Frank C. Orsini	3,671	$502,303	1,130	$157,273	2,096	$339,552	$999,128

Thomas A. DiDonato	3,173	$434,162	1,696	$236,049	1,673	$271,026	$941,237

Carl A. Esposito	—	$—	—	$—	—	$—	$—

(2)	For all Named Executive Officers (other than Mr. Esposito, who did not vest in any awards in 2020), includes dividend equivalent payments, including interest, in the following amounts:

	2017 RSU Dividend Equivalents	2017 Career Share Dividend Equivalents	2018 Performance Share Dividend Equivalents (2018-2020 Awards)	Total Dividend Equivalent Payments

Raymond E. Scott	$37,388	$12,934	$43,591	$93,913

Jason M. Cardew	$8,689	$3,661	$4,057	$16,407

Frank C. Orsini	$30,582	$8,618	$15,434	$54,634

Thomas A. DiDonato	$26,433	$12,934	$12,319	$51,686

Carl A. Esposito	$—	$—	$—	$—

2021 Proxy Statement	|	55

EXECUTIVE COMPENSATION

2020 Pension Benefits

Name(a)	Plan Name(s)(b)	Number of Years Credited Service (c)	Number of Years of Vesting Service(1)	Present Value of Accumulated Benefit(2)(d)	Payments During Last Fiscal Year(e)

Raymond E. Scott	Pension Plan (tax-qualified plan)	18.4	32.4	$677,195	N/A

	Pension Equalization Program	18.4	32.4	$848,216	N/A

	Salaried Retirement Restoration Program	18.4	32.4	$550,011	N/A

Jason M. Cardew(3)	Pension Plan (tax-qualified plan)	14.5	28.5	$429,920	N/A

	Pension Equalization Program	14.5	28.5	$ 10,036	N/A

	Salaried Retirement Restoration Program	14.5	28.5	$ 33,727	N/A

Frank C. Orsini	Pension Plan (tax-qualified plan)	12.7	26.7	$385,384	N/A

	Pension Equalization Program	12.7	26.7	$149,466	N/A

	Salaried Retirement Restoration Program	12.7	26.7	$191,193	N/A

Thomas A. DiDonato(3)	N/A

Carl A. Esposito(3)	N/A

(1)

The pension programs were frozen with respect to any new benefits as of December 31, 2006, but vesting service continues to accrue after such date towards vesting requirements. As a result of their vesting service and/or age and service, all participating Named Executive Officers are vested in their pension benefits.

(2)

Present values determined using a December 31, 2020 measurement date and reflect benefits accrued based on service and pay earned through such date. Figures for the tax-qualified pension plan are determined based on post-commencement valuation mortality (white collar Pri-2012 retiree mortality table with 96.9% multiplier, projected generationally using MP-2020 improvement scale, modified by using the Long Term Improvement Rates (LTIR) based on the proxy SSA rates released by the SOA), commencement of benefits at age 65 and an assumed discount rate of 2.70% as of the measurement date. Figures for the Pension Equalization Program and the Salaried Retirement Restoration Program (collectively, the “SERP”) are determined based on the mortality prescribed by Revenue Ruling 2001-62, commencement of benefits at the later of age 60 and full vesting and an assumed discount rate of 1.25% as of the measurement date. The assumed future SERP present value conversion rate for those not yet in payment is 1.62%.

(3)	Messrs. DiDonato and Esposito are not participants in the Pension Plan, Pension Equalization Program or Salaried Retirement Restoration Program pension make-up account (“Pension Make-Up Account”).

Qualified Pension Plan

The Named Executive Officers (as well as other eligible employees), other than Messrs. DiDonato and Esposito, participate in the Lear Corporation Pension Plan (the “Pension Plan”), which was frozen with respect to any new benefits as of December 31, 2006. The Pension Plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee became a participant on July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

56	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

The Pension Plan contains multiple benefit formulas. Under the principal formula, which applies to all applicable Named Executive Officers, pension benefits are based on a participant’s “final average pay,” which is the average of the participant’s compensation for the five calendar years in the last ten years of employment in which the participant had the highest earnings. Compensation is generally defined under the plan to mean (i) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in IRS Notice 89-70) times years of credited service (with a maximum of 35 years); and

•	$360.00 times years of credited service.

Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.

Credited service under the Pension Plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the Pension Plan is reduced by his or her benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the Pension Plan become vested once the participant accrues five years of vesting service under the plan. Service performed after December 31, 2006 will continue to count towards vesting credit even though no additional benefits will accrue under the plan after that date.

Pension Equalization Program

The Pension Equalization Program, which was frozen as to any new benefits as of December 31, 2006, provides benefits in addition to the Pension Plan. The Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The Pension Equalization Program is intended to supplement the benefits under the Pension Plan for certain highly paid executives whose Pension Plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Program benefit equals the difference between the executive’s actual vested accrued Pension Plan benefit and the Pension Plan benefit the executive would have accrued under the Company’s formula if the Internal Revenue Code limits on considered cash compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Program. Each of the Named Executive

Officers, other than Messrs. DiDonato and Esposito, participated in the Pension Equalization Program. The benefits under the Pension Equalization Program become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the Pension Plan, or (ii) attained 20 years of vesting service. Vesting service will continue to accrue after December 31, 2006.

On December 18, 2007, the Pension Equalization Program was amended to provide for its termination and the wind down of the Company’s obligations pursuant thereto. All distributions will be completed within five years after the last participant vests or turns age 60, whichever is later. For an active participant who is eligible to receive benefits, amounts that would otherwise be payable will be used to fund a third-party annuity or other investment vehicle. In such event, the participant will not receive any cash payments until the participant retires or otherwise terminates employment with the Company.

Lear Corporation Salaried Retirement Restoration Program

We have established the Lear Corporation Salaried Retirement Restoration Program, which was previously named the Lear Corporation PSP Excess Plan and before that, the Lear Corporation Executive Supplemental Savings Plan.

The Salaried Retirement Restoration Program has both defined benefit and defined contribution elements. The defined benefit element has been quantified and described in the 2020 Pension Benefits table and in the narrative below. The 2020 Nonqualified Deferred Compensation table below identifies the defined contribution components of the Salaried Retirement Restoration Program.

The Salaried Retirement Restoration Program was most recently amended and restated effective December 29, 2017.

2021 Proxy Statement	|	57

EXECUTIVE COMPENSATION

The amended and restated plan provides greater flexibility to participants to determine distribution dates for their deferrals, permits participants to defer up to 75% of base salary and up to 90% of their AIP awards and allows participants to modify distribution dates.

Defined Benefit Element

The Salaried Retirement Restoration Program (through a Pension Make-up Account) provides retirement benefits that would have been accrued through December 31, 2006 under the Pension Plan and/or the Pension Equalization Program if the participant had not elected to defer compensation under the Salaried Retirement Restoration Program as from time to time was in effect.

Defined Contribution Element

In 2020, the defined contribution component of the Salaried Retirement Restoration Program generally provided a defined contribution benefit of an amount that the participant would have received under the Pension Savings Plan but could not due to Internal Revenue Code limits applicable to the Pension Savings Plan as well as the opportunity to make deferrals of salary and bonus and to receive Company matching contributions above Internal Revenue Code limits. Participants generally become vested in excess Pension Savings Plan and Company matching contributions under the Salaried Retirement Restoration Program after three years of vesting service. Distributions of the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are made in accordance with the participant’s deferral election. Plan earnings under the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are generally tied to rates of return on investments available under the qualified Retirement Program generally, as directed by plan participants.

2020 Nonqualified Deferred Compensation

Name(a)	Plan Name	Executive Contributions in Last FY(b)	Company Contributions in Last FY(1)(c)	Aggregate Earnings in Last FY(d)(2)	Aggregate Withdrawals/ Distributions(e)(3)	Aggregate Balance at Last FYE(f)(4)
Raymond E. Scott	Salaried Retirement Restoration Program	$134,520	$336,186	$821,630	$—	$6,171,905
	Vested Career Shares	$—	$248,983	$359,864	$—	$2,687,188
Jason M. Cardew	Salaried Retirement Restoration Program	$59,807	$109,648	$274,882	$—	$1,974,375
	Vested Career Shares	$—	$70,467	$146,859	$—	$1,094,136
Frank C. Orsini	Salaried Retirement Restoration Program	$76,160	$150,901	$450,431	$—	$3,355,495
	Vested Career Shares	$—	$165,891	$221,854	$—	$1,657,935
Thomas A. DiDonato	Salaried Retirement Restoration Program	$62,797	$105,023	$450,085	$—	$2,582,299
	Vested Career Shares	$—	$—	$(192,491)	$1,630,557	$—
Carl A. Esposito	Salaried Retirement Restoration Program	$836,125	$110,343	$155,658	$—	$1,228,202
	Vested Career Shares	$—	$—	$—	$—	$—

(1)

Salaried Retirement Restoration Program amounts are included in column (i) of the 2020 Summary Compensation Table. For Vested Career Shares, amounts represent the value of the Vested Career Shares (and accrued dividend equivalents) on November 20, 2020, the vesting date.

(2)	For Vested Career Shares, amounts represent accrued dividend equivalents plus stock price appreciation or depreciation.

(3)

For Vested Career Shares, amounts reflect the closing price of the Company’s common stock on December 31, 2020, which was $159.03, and accrued dividend equivalents (see the 2020 Options Exercised and Stock Vested table for more information).

(4)

For Mr. DiDonato, the number in this column represents the value realized upon the delivery of shares of the Company’s common stock underlying the Vested Career Shares that had been considered vested in 2015 through 2019 due to Mr. DiDonato turning age 62, based upon the closing price of the Company’s common stock on the date of delivery, September 6, 2020. Because Mr. DiDonato is over the age of 62, the shares of the Company’s common stock underlying the Career Shares that vested on November 20, 2020 were distributed to him immediately upon vesting.

58	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

Salaried Retirement Restoration Program

The defined contribution element of the Salaried Retirement Restoration Program is described in the narrative accompanying the 2020 Pension Benefits table above and is quantified in the 2020 Nonqualified Deferred Compensation table.

Vested Career Shares

We have included the Vested Career Shares in the 2020 Nonqualified Deferred Compensation table because they vested in a previous year(s) but distribution of the underlying shares of common stock is deferred, as described above in the narrative on the Career Shares program accompanying the 2020 Grants of Plan-Based Awards table.

Potential Payments Upon Termination or Change in Control

The table below shows estimates of the compensation payable to each of our Named Executive Officers upon their termination of employment with the Company. The amount payable is shown for each of six categories of termination triggers. All amounts are calculated as if the executive terminated effective December 31, 2020. Values of accelerated equity awards are based on the closing price of our common stock on December 31, 2020, which was

$159.03. The actual amounts due to any one of the Named Executive Officers upon termination of employment can only be determined at the time, and depending on the circumstances, of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

2021 Proxy Statement	|	59

EXECUTIVE COMPENSATION

Accrued amounts under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the 2020 Pension Benefits table above and the 2020 Nonqualified Deferred Compensation table above.

Named Executive Officer and Triggering Event	Cash Severance(1)	Continuation of Medical/Welfare Benefits (Present Value)(2)	Accelerated Vesting or Payout of Equity Awards(3)	Total Termination Benefits

Raymond E. Scott

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$6,000,000	$33,084	$25,534,638	$31,567,722

• Involuntary Termination without Cause (or for Good Reason)	$6,000,000	$33,084	$15,633,993	$21,667,077

• Retirement(4)	$—	$—	$12,664,982	$12,664,982

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$19,018,694	$19,018,694

Jason M. Cardew

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,660,000	$29,765	$5,310,558	$8,000,323

• Involuntary Termination without Cause (or for Good Reason)	$2,660,000	$29,765	$2,729,758	$5,419,523

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$4,083,638	$4,083,638

Frank C. Orsini

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,200,000	$28,438	$8,580,934	$11,809,372

• Involuntary Termination without Cause (or for Good Reason)	$3,200,000	$28,438	$4,778,880	$8,007,318

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$6,696,930	$6,696,930

Thomas A. DiDonato

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,800,000	$36,900	$6,983,756	$9,820,656

• Involuntary Termination without Cause (or for Good Reason)	$2,800,000	$36,900	$4,289,467	$7,126,367

• Retirement(4)	$—	$—	$3,584,337	$3,584,337

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$5,417,647	$5,417,647

Carl A. Esposito

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,340,000	$29,765	$11,705,041	$14,074,806

• Involuntary Termination without Cause (or for Good Reason)	$2,340,000	$29,765	$10,051,620	$12,421,385

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$10,897,716	$10,897,716

(1)

Cash severance (in an amount equal to two times the sum of base salary plus target annual incentive bonus amount) is paid in a lump sum to each Named Executive Officer on the date that is six months after the date of termination (other than Mr. DiDonato, who would receive cash severance payments in installments over 24 months), consistent with the requirements of Section 409A of the Internal Revenue Code. In addition to the amounts shown in the table, the executive would receive any accrued salary, bonus and all other amounts to which he is entitled under the terms of any compensation or benefit plans of the Company upon termination for any reason, and would receive a pro-rated bonus based on actual performance in the event of termination without “cause” or for “good reason.”

60	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

(2)	Consists of continuation of health insurance, life insurance premium and imputed income amounts.

(3)

Represents accelerated or pro rata (as applicable) vesting of RSUs and stock options and payout of Performance Shares (at target level) and any associated dividend equivalents with interest. Unvested Career Shares become vested (subject to achievement of any applicable performance goals) and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary “without cause” or “good reason” termination of employment within 24 months following a change in control. Payments under any of the plans of the Company that are determined to be deferred compensation subject to Section 409A of the Internal Revenue Code are delayed by six months to the extent required by such provision. Accelerated and pro rata portions of the RSUs, stock options and Performance Shares are valued based on the December 31, 2020 closing price of the Company’s common stock.

(4)

As of December 31, 2020, Messrs. Scott and DiDonato were retirement-eligible, and therefore, qualify for accelerated vesting of certain incentive awards upon retirement. The Company does not provide for enhanced early retirement benefits under its pension programs.

(5)

Messrs. Scott, Cardew and Orsini are fully vested in their pension benefits, and as such, there would be no pension vesting enhancement with respect to death benefits for them. Messrs. DiDonato and Esposito do not participate in the Pension Plan, and as such, they are not eligible for such death benefit.

Payments and benefits to a Named Executive Officer upon termination or a change in control of the Company are determined according to the terms of his or her employment agreement and equity or incentive awards and the Company’s compensation and incentive plans. The severance benefit payments shown in the table and discussed below are generally available to our executive officers, including the Named Executive Officers, who currently have employment agreements with the Company. The amounts due to an executive upon his or her termination of employment depend largely on the circumstances of his or her termination, as described below.

Change in Control

The employment agreements do not provide benefits solely upon a change in control. The LTSIP provides for accelerated vesting or payout of awards immediately upon a “change in control” (as defined in the LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control.

Otherwise, awards will only receive accelerated vesting if a change in control occurs and the executive is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the executive’s employment agreement, if applicable) within 24 months of such change in control.

Payments Made Upon Involuntary Termination (or for “Good Reason”) with a Change in Control

If a change in control occurs, the awards are assumed or replaced with equivalent awards, and the Named Executive Officer is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the Named Executive Officer’s employment agreement) within 24 months of such change in control, the Named Executive Officer will receive accelerated vesting with respect to outstanding and unvested equity awards, as disclosed in the table above. Unvested Performance Shares will vest at target, any unvested RSUs (other than Career Shares) and unvested stock options that were granted less than 12 months prior to the Named Executive Officer’s termination of employment will vest on a pro rata basis. Vested stock options will remain exercisable for 60 days post-termination.

None of our Named Executive Officers is a party to an employment agreement containing a provision which would reimburse the executive for any excise taxes he becomes subject to under Section 4999 of the Internal Revenue Code upon a change in control. Instead, the employment agreements for each of our Named Executive Officers contains a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.

Payments Made Upon Involuntary Termination (or for “Good Reason”)

Upon termination of employment by the executive for “good reason” (as defined in the employment agreements) or by the Company other than for “cause” or “incapacity” (each as defined in the employment agreement), the executive will receive base salary (at the higher of the rate in effect upon termination or the rate in effect 90 days prior to termination)

through the date of termination, plus all other amounts owed under any compensation or benefit plans, including a bonus pro-rated for the portion of the performance period occurring prior to the date of termination. If the executive executes a release relating to his or her employment, he will also receive a lump sum payment equal to two times the sum of his or her

2021 Proxy Statement	|	61

EXECUTIVE COMPENSATION

annual base salary rate and annual target bonus amount, each as in effect as of the termination date.

In the event of an involuntary termination for any reason other than cause, or by the executive for good reason, the award agreements under the LTSIP provide that (i) all unvested RSUs (other than Career Shares) and stock options that were granted at least 12 months prior to the termination of employment become vested in their entirety, (ii) all unvested RSUs (other than Career Shares) and stock options that were granted less than 12 months prior to the termination of employment vest on a pro rata basis, and (iii) a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. Each Named Executive Officer’s employment agreement provides more favorable treatment than items (i) and (ii) in the foregoing sentence, and instead, any unvested awards that vest based on the passage of time would immediately vest in their entirety upon a termination by the Named Executive Officer for good reason or by the Company for incapacity or other than for cause. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Vested stock options will remain exercisable for 60 days post-termination.

Payments Made Upon Retirement

The employment agreements do not distinguish between retirement and voluntary termination for other reasons, but under the LTSIP, an executive who retires with a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years when he terminates, is entitled to additional vesting credit for RSU and stock option awards. The executive will be entitled to receive the shares underlying the RSUs, and will be entitled to exercise the portion of any stock option, in each case, that would have vested if the date of termination had been 24 months later than it actually occurred. A pro rata amount of Performance Shares may be earned through the retirement date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Each vested stock option will remain exercisable until its normal expiration date.

Payments Made Upon Voluntary Termination (or for “Cause”)

An executive who voluntarily resigns or whose employment is terminated by the Company for “cause” (as defined in the employment agreement) will receive unpaid salary and benefits, if any, he has accrued through the effective date of his or her termination. If an executive terminates voluntarily and has not attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, he will be entitled to receive all of the shares underlying his or her vested RSUs and associated dividend equivalents with interest and will be entitled to exercise any then-vested stock options for 60 days post-termination, but all unvested RSUs and Performance Shares and any associated dividend equivalents with interest, and any unvested stock options, will be forfeited. If an executive is terminated for cause, he will forfeit all RSUs, stock options, and Performance Shares along with any associated dividend equivalents with interest (if applicable).

Payments Made Upon Termination for Disability

Following termination of the executive’s employment for disability, the executive will receive all base salary and other accrued amounts then payable through the date of termination. The executive will also receive compensation payable under the Company’s disability and medical plans. In the event of the executive’s termination for disability, all unvested RSUs and stock options become vested in their entirety upon termination and a pro rata amount of

Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of distribution. Each vested stock option will remain exercisable until 12 months following the termination of employment.

Treatment of Career Shares

All Career Shares (vested and unvested) are forfeited by the executive upon a voluntary termination by the executive prior to the Career Share qualifying retirement date (i.e., age 62 or the date that the executive attains a combined number of age

62	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

and years of service of 65, with a minimum age of 55 and minimum service of five years) or for violating non-competition and non-solicitation covenants prior to distribution of the shares. If the executive has a Career Share qualifying retirement or is terminated without “cause” or resigns for “good reason,” in each case within 24 months of the vesting date, any Career Shares will continue to vest as originally scheduled, subject to achievement of any applicable performance goals for the Performance-Based Career Shares.

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a qualifying retirement, the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, and the executive is terminated without “cause” or resigns for “good reason,” the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

Unvested Career Shares become vested (subject to achievement of any applicable performance goals) and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. The Career Shares do not automatically vest nor are the underlying shares distributed upon a change in control unless the successor company does not assume or replace the awards with awards of equivalent terms and value.

Payments Made Upon Death

Following the death of the executive, we will pay to his or her estate or designated beneficiary a pro rata portion of any bonus earned prior to the date of death. In the event of the executive’s death, all unvested RSUs and stock options become vested in their entirety and a pro rata amount of Performance Shares may be earned through the date of death if actual performance during the performance period meets the pre-established performance requirements. In addition, the estate or designated beneficiary would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Each vested stock option will remain exercisable until 12 months following the termination of employment.

Conditions and Obligations of the Executive

Each executive who has entered into an employment agreement with the Company is obligated to:

•	comply with confidentiality, non-competition and non-solicitation covenants during employment;

•	comply with non-competition and non-solicitation covenants for one year after the date of termination (extended to two years in the case of termination upon disability, termination by the Company without “cause” or by the executive for “good reason”);

•	in order to receive severance payments due under the employment agreement, sign a general release relating to his or her employment (applies only in the case of termination by the Company without “cause” or by the executive for “good reason”);

•	return data and materials relating to the business of the Company in his or her possession;

•	make himself reasonably available to the Company to respond to periodic requests for information regarding the Company or his or her employment; and

•	cooperate with litigation matters or investigations as the Company deems necessary.

Compensation and Risk

We have conducted a risk assessment of our employee compensation policies and practices, including our executive compensation programs and metrics. The risk assessment was conducted by senior leaders of the Company, including representatives from finance, legal and human resources, and included a review of the employee compensation structures and pay administration practices. The Compensation

Committee and its independent compensation consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from

2021 Proxy Statement	|	63

EXECUTIVE COMPENSATION

our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching these conclusions, we considered the attributes of all of our programs, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

•	A review of market data and competitive practices for elements of executive compensation;

•	Performance measures that are tied to key Company short and long-term performance metrics and are correlated to total stockholder returns;

•	The alignment of annual and long-term award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

•	A balanced mix of performance measures for incentive awards (Adjusted Operating Income, Cumulative Adjusted
Pre-Tax Income, Relative TSR, total liquidity and backlog) that encourage value creation, retention and stock price appreciation; and

•	A long history of pay outcomes aligning to our performance with incentive opportunities and payouts varying commensurate with our financial and TSR performance results.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable performance thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Raymond E. Scott, our President and CEO in 2020.

For 2020, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our CEO) was $9,046; and

•	The annual total compensation of our CEO was $14,714,769.

Based on this information, for 2020, our CEO’s annual total compensation was approximately 1,627 times that of the annual total compensation of the median employee (as determined below).

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission (“SEC”) rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.

We determined that, as of October 1, 2020, our employee population consisted of approximately 171,000 individuals working at the Company and its consolidated subsidiaries, with approximately 10,000 of these individuals located in the United States and approximately 161,000 of these individuals located outside of the United States.

2.	We employed a proportionate stratified statistical sampling methodology to help simplify the identification of the median employee. The sample size used was approximately 1,500 employees.

3.

We utilized 2020 base pay as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee. Using this methodology, we determined that the estimated median employee was an hourly employee located outside of the United States.

64	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

4.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $9,046.

5.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2020 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2020 Annual Report on Form 10-K.

Executive Officer and Director Hedging Policy

Our executive officer and director hedging policy is set forth in full below. The Company’s Named Executive Officers, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock, from holding our securities in a margin account or pledging our securities as collateral for a loan.

Hedging Transactions. Certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds allow an officer or director to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer or director to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer or director may no longer have the same objectives as our other stockholders. For this reason, our Named Executive Officers, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock.

Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, our Named Executive Officers, other executive officers and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

2021 Proxy Statement	|	65

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during all or a portion of 2020: Dr. Jepsen, Ms. Ligocki and Messrs. Cheng, Capo and Mallett. No member of the Compensation Committee was, during the fiscal year ended December 31, 2020, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;
•	the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

66	|	LEAR CORPORATION

COMPENSATION COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the

Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2020.

This Report is submitted by Dr. Jepsen, Mses. Ligocki and Lewis and Messrs. Cheng and Capo, being all of the current members of the Compensation Committee.

Thomas P. Capo, Chairman

Mei-Wei Cheng

Mary Lou Jepsen

Patricia L. Lewis

Kathleen A. Ligocki

2021 Proxy Statement	|	67

AUDIT COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of independent registered public accounting firm rotation. Further, in connection with the periodic mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee is currently comprised of Messrs. Foster, Capo, Cheng, Halverson and Mallett, each a non-employee director, and operates under a written charter that was last amended by our Board in November 2020. A copy of the current charter is available on our website (www.lear.com) or in printed form upon request. Our Board has determined that all of the members of the Audit Committee are independent as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. Our Board also has determined that all members of the Audit Committee are audit committee financial experts as defined in Item 407(D) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the report of management, for the year ended December 31, 2020, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. Ernst & Young LLP has been the independent registered public accounting firm for the Company since 2002. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Ernst & Young LLP’s integrity, controls and processes to ensure Ernst & Young LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services and external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports on Ernst & Young LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.

The Audit Committee has discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans of their respective audits. The Audit Committee meets with the Company’s internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their procedures, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with Ernst & Young LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed with the Audit Committee by the Standards of the PCAOB, including PCAOB Auditing Standard No. 16, Communications With Audit Committees,

68	|	LEAR CORPORATION

AUDIT COMMITTEE REPORT

the rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 10, 2021.

This Report is submitted by Messrs. Foster, Capo, Cheng, Halverson and Mallett, being all of the members of the Audit Committee.

Jonathan F. Foster, Chairman

Thomas P. Capo

Mei-Wei Cheng

Bradley M. Halverson

Conrad L. Mallett, Jr.

2021 Proxy Statement	|	69

FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2020, we retained Ernst &Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2020. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our consolidated financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal that the Company achieved in 2020 and 2019.

In order to assure that the provision of audit and permitted non-audit services provided by Ernst & Young LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval must set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2020 and 2019, we retained Ernst & Young LLP to provide services in the following categories and amounts (in thousands):

	2020	2019
Audit fees(1)	$10,996	$10,934
Audit-related fees(2)	530	989
Tax fees(3)	2,367	2,939
(1)

Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)

Audit-related fees include services related to the audits of employee benefit plans and agreed-upon procedures related to certain due diligence services in connection with acquisitions and divestitures.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.

70	|	LEAR CORPORATION

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established a written policy that has been broadly disseminated within the Company regarding (i) transactions with related parties and (ii) the employment of immediate family members of directors and executive officers. This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties and also provides for the identification, monitoring and review of employment of immediate family members of directors and executive officers by our human resources department. The policy requires that any transaction, or series of transactions, involving related parties in excess of $120,000, whether undertaken in or outside the ordinary course of our business, be presented to the Nominating Committee. When a related party has a material direct or indirect interest in any such transaction, or series of transactions, in excess of $120,000 that otherwise meet the disclosure requirements of Regulation S-K, approval of the Nominating Committee must be obtained. The policy further provides that all such employment decisions should be made in accordance with the Company’s policies and procedures and that directors and executive officers must not seek to improperly influence any employment decisions regarding their immediate family members.

We have implemented various procedures to ensure compliance with the related party transaction policy. For example, the Company’s standard purchasing terms and conditions require vendors to advise us upon any such vendor becoming aware of relationships with related parties, including if such person is involved in the vendor’s relationship with the Company or if such person receives any direct or indirect compensation or benefit based on that relationship. Company policy prohibits our employees from simultaneously working for any customer or vendor of the Company. In addition, the policy prohibits our directors, officers and employees from participating in, or seeking to influence, decisions regarding the selection of a vendor or supplier if such person (or any immediate family member) has any personal or financial interest or investment in such vendor or supplier, subject to certain limited exceptions, and advises directors, officers and employees to report any violation of this policy to our legal department immediately upon becoming aware thereof.

Each year, we circulate conflict of interest questionnaires to all our directors, members of senior management, purchasing personnel and certain other employees. Based on the results of these questionnaires, the legal department reports all known transactions or relationships with related parties to, among others, our Chief Accounting Officer. Payments to vendors identified as related party vendors in North America are processed through a centralized payables system. At least annually, the list of related parties is updated by directors, members of senior management and certain other employees.

Pursuant to this policy, we have adopted procedures which assist us in identifying and reviewing relationships involving the employment of immediate family members of directors and executive officers. Our directors and executive officers are required to notify the senior human resources executive upon becoming aware that an immediate family member is seeking employment with the Company or any of its subsidiaries. In addition, each year, our directors and executive officers provide the Company with the names of their immediate family members who are employed by the Company. All employment decisions regarding these family members, including, but not limited to, changes in compensation and job title, are reviewed prior to the action. A list of any immediate family members of the Company’s directors or executive officers who are employed by the Company are provided annually to the Nominating Committee.

At least annually, the Chief Accounting Officer reports to the Vice President of Internal Audit on related party relationships, including those with customers, as well as the amount of business performed between the Company and each related party year-to-date and for the preceding fiscal year. At least annually, the Vice President of Internal Audit prepares an audit plan for reviewing significant transactions with related parties and prepares a report on such audit plan and the results for the Nominating Committee. The Chief Accounting Officer, General Counsel and Vice President of Internal Audit meet at least annually to confirm the adequate monitoring and reporting of related party transactions. The Nominating Committee also receives a summary of all significant relationships with related parties at least annually.

In connection with any required Nominating Committee approval, a member of our senior management must represent to the Nominating Committee that the related party at issue has been held to the same standards as unaffiliated third parties. Nominating Committee members having (or having an immediate family member that has) a direct or indirect interest in the transaction must recuse themselves from consideration of the transaction.

These procedures resulted in the approval by the Nominating Committee of the employment relationship set forth below under “—Certain Transactions.”

2021 Proxy Statement	|	71

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition, our Code of Business Conduct and Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

Certain Transactions

Mark Mueller, a Principal Engineer for the Company, is a brother-in-law of Raymond E. Scott, a director of the Company and the Company’s President and Chief Executive Officer. In 2020, the Company paid Mr. Mueller approximately $162,000, which included bonus payments and other standard benefit arrangements. The compensation paid to Mr. Mueller was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

72	|	LEAR CORPORATION

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the retention of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2021 Proxy Statement	|	73

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. As most recently approved by stockholders at the annual meeting of stockholders in 2017 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program. At the annual meeting of stockholders in 2020, our executive compensation program and practices disclosed in our 2020 proxy statement received a favorable vote by 97% of shares voted.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2021 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

74	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 20, 2021, at 9:00 a.m. (Eastern Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 26, 2021. On the record date, there were 60,129,685 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect ten directors;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2021;

3.	provide an advisory vote to approve our executive compensation; and
4.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of Lear’s director nominees named in this proxy statement;

2.	FOR the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
3.	FOR the approval, on an advisory basis, of our executive compensation.

How do I vote at the Annual Meeting?

If you do not request printed copies of the proxy materials by mail, you will receive a Notice of Internet Availability of Proxy Materials. Stockholders that receive a Notice of Internet Availability of Proxy Materials may vote via the Internet in the following ways:

•	Prior to the Annual Meeting — You can vote via the Internet by navigating to www.proxyvote.com and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form previously distributed; or

•

At the Annual Meeting — You may vote via the Internet at the Annual Meeting by attending the live meeting at www.virtualshareholdermeeting.com/LEA2021 and entering the 16-digit control number included on the

2021 Proxy Statement	|	75

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form previously distributed.

If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and will be able to vote in the following ways in addition to the methods of voting via the Internet described above:

•	By Telephone — You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card or voting instruction form.

Telephone and Internet voting facilities will be available 24 hours a day. You may vote over the telephone or via the Internet on www.proxyvote.com until 11:59 p.m. on May 19, 2021. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the meeting via Internet or submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm and FOR the advisory approval of executive compensation described in this proxy statement.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of

Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice of Internet Availability of Proxy Materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices of Internet Availability of Proxy Materials).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, you may vote your shares electronically as described above, submit another later dated proxy by telephone or mail or submit new voting instructions to your bank, broker, trustee or nominee. Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote via the Internet during the meeting to revoke your proxy.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.

76	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

For the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and the advisory approval of our executive compensation (Proposal No. 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum.

Accordingly, abstentions will have the effect of a negative vote on Proposals No. 2 and No. 3. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. Broker non-votes will have no effect on Proposal No. 3. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections) and No. 3 (advisory vote on executive compensation). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

2021 Proxy Statement	|	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives.

Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report, contact Broadridge Financial

Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations.

How do I participate in the Annual Meeting?

We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/
LEA2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will be available beginning at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/
LEA2021. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

78	|	LEAR CORPORATION

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2022 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 7, 2021. Stockholders who intend to present proposals at the annual meeting of stockholders in 2022 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2022, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is February 19, 2022. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary.

2021 Proxy Statement	|	79

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 26, 2021, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan

48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President,
General Counsel and Corporate Secretary

80	|	LEAR CORPORATION

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The information presented in this proxy statement under the captions “Proxy Summary” and “Compensation Discussion and Analysis — Executive Summary” regarding core operating earnings, adjusted earnings per share and free cash flow does not conform to GAAP and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.

Management believes that the non-GAAP information used in this proxy statement is useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding core operating earnings, adjusted earnings per share and free cash flow is reconciled to the most directly comparable reported GAAP results in the tables below.

Core Operating Earnings

(unaudited; in millions)	2020

Sales	$17,045.50

Net income attributable to Lear	$158.50

Interest expense	99.60

Other expense, net	55.20

Income taxes	93.90

Equity in net income of affiliates	(28.50)

Net income attributable to noncontrolling interests	75.40

Restructuring costs and other special items -

Costs related to restructuring actions	143.70

Other	15.70

Core operating earnings	$613.50

2021 Proxy Statement	|	A-1

APPENDIX A

Adjusted Earnings Per Share

(unaudited; in millions, except per share amounts)	2020

Net income available to Lear common stockholders	$158.50

Redeemable noncontrolling interest	—

Net income attributable to Lear	158.50

Restructuring costs and other special items -

Costs related to restructuring actions	149.90

Loss on extinguishment of debt	21.10

Loss related to affiliate, net	4.00

Other	8.90

Tax impact of special items and other net tax adjustments(1)	(20.40)

Adjusted net income attributable to Lear	$322.00

Weighted average number of diluted shares outstanding	60.40

Diluted net income per share attributable to Lear	$2.62

Adjusted earnings per share	$5.33

(1)

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items including changes in valuation allowances in several foreign and domestic subsidiaries. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Free Cash Flow

(unaudited; in millions)	2020

Net cash provided by operating activities	$633.10

Capital expenditures	(452.30)

Free cash flow	$210.80

A-2	|	LEAR CORPORATION

LEAR CORPORATION

ATTN: INVESTOR RELATIONS

21557 TELEGRAPH ROAD

SOUTHFIELD, MI 48033

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LEA2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45921-P53338                             KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LEAR CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Mei-Wei Cheng	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
	1b. Jonathan F. Foster	☐	☐	☐	2. Ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2021.	☐	☐	☐
	1c. Bradley M. Halverson	☐	☐	☐
	1d. Mary Lou Jepsen	☐	☐	☐	3. Approve, in a non-binding advisory vote, Lear Corporation’s executive compensation.	☐	☐	☐
	1e. Roger A. Krone	☐	☐	☐
	1f. Patricia L. Lewis	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1g. Kathleen A. Ligocki	☐	☐	☐

	1h. Conrad L. Mallett, Jr.	☐	☐	☐

	1i. Raymond E. Scott	☐	☐	☐

	1j. Gregory C. Smith	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

D45922-P53338

LEAR CORPORATION

This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the

Annual Meeting of Stockholders on

May 20, 2021, at 9:00 a.m. (Eastern Daylight Time)

This proxy is solicited on behalf of the Board of Directors of Lear Corporation (“Lear”) for the Annual Meeting of Stockholders on May 20, 2021 or any adjournment or postponement thereof (the “Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2021. The undersigned appoints Raymond E. Scott and Harry A. Kemp, and each of them, with full power of substitution in each of them, the proxies of the undersigned, and authorizes them to vote for and on behalf of the undersigned all shares of Lear Corporation common stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees for director and FOR proposals 2 and 3.

Continued and to be signed on reverse side